                                                                    EXHIBIT 10.1


                         TRAVELCENTERS OF AMERICA, INC.


                                  $428,000,000


                           AMENDED AND RESTATED CREDIT
                                    AGREEMENT


                                   dated as of
                                November 14, 2000



                            Chase Securities Inc. and
                           Credit Suisse First Boston
                              as Co-Lead Arrangers

                            The Chase Manhattan Bank
                             as Administrative Agent

                           Credit Suisse First Boston
                              as Syndication Agent

                               Firstar Bank, N.A.
                             as Documentation Agent

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms....................................................    1
SECTION 1.02.  Terms Generally..................................................   28

                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments......................................................   29
SECTION 2.02.  Loans............................................................   30
SECTION 2.03.  Notice of Borrowings.............................................   32
SECTION 2.04.  Evidence of Debt; Repayment of Loans.............................   33
SECTION 2.05.  Fees.............................................................   33
SECTION 2.06.  Interest on Loans................................................   34
SECTION 2.07.  Default Interest.................................................   34
SECTION 2.08.  Alternate Rate of Interest.......................................   35
SECTION 2.09.  Termination and Reduction of Commitments.........................   35
SECTION 2.10.  Conversion and Continuation of Term Borrowings...................   36
SECTION 2.11.  Repayment of Term Borrowings.....................................   37
SECTION 2.12.  Optional Prepayment..............................................   37
SECTION 2.13.  Mandatory Prepayments............................................   38
SECTION 2.14.  Reserve Requirements; Change in Circumstances....................   40
SECTION 2.15.  Change in Legality...............................................   42
SECTION 2.16.  Indemnity........................................................   42
SECTION 2.17.  Pro Rata Treatment...............................................   43
SECTION 2.18.  Sharing of Setoffs...............................................   44
SECTION 2.19.  Payments.........................................................   44
SECTION 2.20.  Taxes............................................................   45
SECTION 2.21.  Swingline Loans..................................................   48
SECTION 2.22.  Replacement of Lenders...........................................   49


                                   ARTICLE III

                                Letters of Credit

SECTION 3.01.  Issuance of Letters of Credit....................................   50
SECTION 3.02.  Participations; Unconditional Obligations........................   50
SECTION 3.03.  LC Fee...........................................................   51
SECTION 3.04.  Agreement To Repay LC Disbursements..............................   51
SECTION 3.05.  Letter of Credit Operations......................................   53
SECTION 3.06.  Cash Collateralization...........................................   53
SECTION 3.07.  Termination of LC Commitment.....................................   53
SECTION 3.08.  Fronting Bank Fees...............................................   54
SECTION 3.09.  Resignation or Removal of Fronting Bank..........................   54
SECTION 3.10.  Existing Letters of Credit.......................................   54

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
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                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.01.  Organization; Powers.............................................   55
SECTION 4.02.  Authorization....................................................   55
SECTION 4.03.  Enforceability...................................................   55
SECTION 4.04.  Governmental Approvals...........................................   56
SECTION 4.05.  Financial Statements.............................................   56
SECTION 4.06.  No Material Adverse Change.......................................   56
SECTION 4.07.  Title to Properties; Possession Under Leases.....................   57
SECTION 4.08.  Subsidiaries.....................................................   57
SECTION 4.09.  Litigation; Compliance with Laws.................................   57
SECTION 4.10.  Agreements.......................................................   58
SECTION 4.11.  Federal Reserve Regulations......................................   58
SECTION 4.12.  Investment Company Act; Public Utility Holding Company Act.......   58
SECTION 4.13.  Use of Proceeds..................................................   58
SECTION 4.14.  Tax Returns......................................................   59
SECTION 4.15.  No Material Misstatements........................................   59
SECTION 4.16.  Employee Benefit Plans...........................................   60
SECTION 4.17.  Environmental and Safety Matters.................................   60
SECTION 4.18.  Solvency.........................................................   61
SECTION 4.19.  Employment and Management Agreements.............................   61
SECTION 4.20.  Capitalization...................................................   62
SECTION 4.21.  Security Documents...............................................   63
SECTION 4.22.  Labor Matters....................................................   63
SECTION 4.23.  Location of Real Property and Leased Premises....................   64
SECTION 4.24.  Insurance........................................................   64
SECTION 4.25.  Delivery of Documents............................................   64
SECTION 4.26.  Fees and Expenses................................................   65


                                    ARTICLE V

      Conditions of Restatement, Lending and Issuance of Letters of Credit

SECTION 5.01.  All Credit Events................................................   65
SECTION 5.02.  Restatement and Initial Borrowing................................   66
SECTION 5.03.  Certain Qualifications...........................................   71

                                   ARTICLE VI

                              Affirmative Covenants

SECTION 6.01.  Existence; Businesses and Properties.............................   72
SECTION 6.02.  Insurance........................................................   73
SECTION 6.03.  Obligations and Taxes............................................   75
SECTION 6.04.  Financial Statements, Reports, etc. .............................   75
SECTION 6.05.  Litigation and Other Notices.....................................   77
SECTION 6.06.  ERISA............................................................   77
SECTION 6.07.  Maintaining Records; Access to Properties and Inspections........   78
SECTION 6.08.  Use of Proceeds..................................................   78
SECTION 6.09.  Fiscal Year......................................................   78
SECTION 6.10.  Further Assurances...............................................   78
SECTION 6.11.  Rate Protection Agreements.......................................   79
SECTION 6.12.  Environmental and Safety Laws....................................   80
SECTION 6.13.  Material Contracts...............................................   81
SECTION 6.14.  Estoppel Certificates and Subordination and Attornment Agreements   81

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
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                                   ARTICLE VII

                               Negative Covenants

SECTION 7.01.  Indebtedness.....................................................   81
SECTION 7.02.  Liens............................................................   85
SECTION 7.03.  Sale and Lease-Back Transactions.................................   88
SECTION 7.04.  Investments, Loans and Advances..................................   88
SECTION 7.05.  Mergers, Consolidations, Sales of Assets and Acquisitions........   90
SECTION 7.06.  Dividends and Distributions......................................   92
SECTION 7.07.  Transactions with Affiliates.....................................   93
SECTION 7.08.  Business of Borrower, the Guarantors and TAFSI...................   93
SECTION 7.09.  Limitations on Debt Prepayments..................................   93
SECTION 7.10.  Amendment of Certain Documents...................................   94
SECTION 7.11.  Limitation on Leases.............................................   94
SECTION 7.12.  Subsidiaries.....................................................   95
SECTION 7.13.  Capital Expenditures.............................................   95
SECTION 7.14.  Interest Expense Coverage Ratios.................................   96
SECTION 7.15.  Leverage Ratio...................................................   96
SECTION 7.16.  Synthetic Repurchases............................................   97
SECTION 7.17.  Designated Indebtedness..........................................   97


                                  ARTICLE VIII

                                Events of Default...............................   97


                                   ARTICLE IX

                            The Administrative Agent............................  101


                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.  Notices.........................................................  104
SECTION 10.02.  Survival of Agreement...........................................  104
SECTION 10.03.  Binding Effect..................................................  105
SECTION 10.04.  Successors and Assigns..........................................  105
SECTION 10.05.  Expenses; Indemnity.............................................  109
SECTION 10.06.  Right of Setoff.................................................  110
SECTION 10.07.  APPLICABLE LAW..................................................  111
SECTION 10.08.  Waivers; Amendment..............................................  111
SECTION 10.09.  Interest Rate Limitation........................................  112
SECTION 10.10.  Entire Agreement................................................  112
SECTION 10.11.  WAIVER OF JURY TRIAL............................................  112
SECTION 10.12.  Severability....................................................  113
SECTION 10.13.  Counterparts....................................................  113
SECTION 10.14.  Headings........................................................  113
SECTION 10.15.  Jurisdiction; Consent to Service of Process.....................  113
SECTION 10.16.  Confidentiality.................................................  114
SECTION 10.17.  Release of Mortgaged Property...................................  115

Exhibits

Exhibit A               Administrative Questionnaire
Exhibit B               Form of Assignment and Acceptance
Exhibit C               Form of Guarantee Agreement
Exhibit D               Form of Indemnity and Subrogation Agreement
Exhibit E-1             Form of Mortgage
Exhibit E-2             Form of Leasehold Mortgage
Exhibit F               Form of Pledge Agreement
Exhibit G               Form of Security Agreement
Exhibit H               Form of Trademark Security Agreement
Exhibit I-1             Form of Opinion of Simpson Thacher & Bartlett
Exhibit I-2             Form of Opinion of General Counsel of TravelCenters
Exhibit I-3             Form of Opinion of Local Counsel


Schedules

Schedule 1.01(a)        Mortgaged Properties
Schedule 1.01(c)        Mortgage Filing Offices
Schedule 1.01(d)        Existing Synthetic Leases
Schedule 2.01           Commitments and Lenders
Schedule 4.07(b)        Lease Exceptions
Schedule 4.07(c)        Notices of Condemnation
Schedule 4.07(d)        Dispositions
Schedule 4.09           Litigation
Schedule 4.19           Employment and Management Agreements
Schedule 4.20(a)(i)     Stockholders
Schedule 4.20(f)        Agreements Relating to Capital Stock
Schedule 4.21           UCC Filing Offices
Schedule 4.23(a)        Owned Real Property
Schedule 4.23(b)        Leased Real Property
Schedule 5.02(a)        Local Counsel Listing
Schedule 7.01           Indebtedness
Schedule 7.02           Liens
Schedule 7.04(l)        Investments
Schedule 7.05(g)        Permitted TravelCenters Dispositions
Schedule 7.07           Permitted Affiliate Transactions
Schedule 7.08(b)        Existing Leases
Schedule 7.11(a)        Leases

                                    AMENDED AND RESTATED CREDIT AGREEMENT dated
                           as of November 14, 2000, among the Borrower, the Lenders, the Agents, the Documentation Agent, the Fronting Bank and the Swingline Lenders (each such term used but not defined in this preamble having the meaning assigned thereto in Article I).


                  The parties hereto desire to amend and restate the Existing Credit Agreement (as defined in Article I) pursuant to and in accordance with this Agreement. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

                  "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR Spread" shall mean (a) in the case of Term Loans, 2.25% per annum and (b) in the case of Revolving Loans and Swingline Loans, 1.75% per annum.

                  "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Administrative Agent" shall mean The Chase Manhattan Bank, a New York banking corporation, in its capacity as administrative agent for the Lenders.

                  "Administrative Fee Letter" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Questionnaire" shall mean an Administrative

Questionnaire in the form of Exhibit A.

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" shall mean the Administrative Agent and the Syndication Agent.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three- Month Secondary CD Rate and
(ii) Statutory Reserves and (b) the Assessment Rate. The term "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" of any Participating Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such

Participating Lender's Revolving Credit Commitment.

                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then-current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assigned Indebtedness" shall mean (a) the principal amount of any Indebtedness outstanding under the Existing Credit Agreement on the Closing Date immediately prior to consummation of the transactions contemplated hereby, to the extent that (i) such Indebtedness is held at such time by a lender under the Existing Credit Agreement that is not a party to this Agreement as a Lender and (ii) such lender shall have agreed to assign such Indebtedness to the Lenders hereunder on the Closing Date pursuant to the Assignment Agreement and
(b) the principal amount of any outstanding Indebtedness represented by the Senior Notes on the Closing Date immediately prior to the consummation of the transactions contemplated hereby to the extent the holder of such Indebtedness shall have agreed to assign such Indebtedness to the Lenders hereunder (to be restated as Term Loans) on the Closing Date pursuant to the Assignment Agreement.

                  "Assignment Agreement" shall mean an agreement entered into by one or more holders of Assigned Indebtedness with the Administrative Agent and the Borrower, pursuant to which such holder or holders of Assigned Indebtedness shall have agreed to assign the principal amount of such Assigned Indebtedness to the Lenders on the Closing Date in consideration of the payment to such holder or holders (a) by the Lenders, of an amount equal to the principal amount of the Assigned Indebtedness so assigned to them and (b) by the Borrower, of all other amounts accrued and owing to such holder or holders under the Existing Credit Agreement or under the Senior Notes, as the case may be, in each case as of the Closing Date.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall mean TravelCenters of America, Inc., a Delaware corporation.

                  "Borrowing" shall mean a group of Loans of a single Type made by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

                  "Business Day" shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation). Notwithstanding the foregoing, the term "Capital Expenditures" shall not include
(a) capital expenditures in respect of the reinvestment of sales proceeds, insurance proceeds and condemnation proceeds received by the Borrower or its subsidiaries in connection with the sale, transfer or other disposition of the Borrower's or its subsidiaries' business units, assets or properties, if (as contemplated in the definition of the term "Prepayment Event") such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) shall have resulted in the event giving rise to the receipt of such amounts not being considered a "Prepayment Event" as contemplated in the definition of such term or (b) the purchase price with respect to any Permitted Business Acquisition.

                  "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Cash Interest Expense" shall mean, for any period, the net interest expense of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, to the extent included therein (a) any fees and expenses payable or amortized and (b) any non-cash interest expense attributable to the amortization of the original issue discount on the Subordinated Notes, in each case during such period by the Borrower or its subsidiaries in connection with the Transactions. For purposes of the foregoing, net interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Protection Agreements.

                  "Casualty" shall have the meaning assigned to such term in
Section 9 of the Guarantee Agreement.

                  "CERCLA" shall have the meaning assigned to such term in the definition of the term "Environmental and Safety Laws".

                  A "Change in Control" shall be deemed to have occurred if:

                  (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof), other than the Sponsor or any of its Affiliates, shall directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, have the ability to elect a majority of the board of directors of the Borrower;

                  (b) the Sponsor and its Affiliates shall cease to own and control in the aggregate, directly or indirectly, beneficially and of record, shares representing at least 45.0% (or, after an IPO, 35%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;

                  (c) prior to an IPO, the Original Control Group shall cease to beneficially own and control in the aggregate, directly or indirectly, beneficially and of record, shares representing at least 50.1% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;

                  (d) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof), other than the Sponsor and its Affiliates, shall own directly or indirectly, beneficially or of record, shares of capital stock of the Borrower representing more than the percentage of the aggregate ordinary voting power represented by the shares of capital stock of the Borrower beneficially owned and controlled, directly or indirectly, by the Sponsor and its Affiliates at such time;

                  (e) prior to an IPO, a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who were neither (i) nominated by the Sponsor and its Affiliates nor (ii) elected by directors so nominated;

                  (f) after an IPO, a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated;

                  (g) any "Change in Control" (however denominated) shall have occurred under the Subordinated Note Indenture;

                  (h) the Borrower shall cease to beneficially own and control directly or indirectly (other than as a result of a merger of one Guarantor into another Guarantor permitted pursuant to Section 7.05(h)(iii)), 100% of each class of outstanding capital stock of each Guarantor and TAFSI free and clear of all Liens (other than any Liens created under the Pledge Agreement); or

                  (i) any Guarantor or TAFSI shall issue any class of capital stock (or security convertible into any of its capital stock) that is not pledged to the Collateral Agent for the ratable benefit of the Secured Parties.

                  "Class" (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment and (c) when used in reference to any Lender, refers to whether such Lender is a Term

Lender or a Revolving Lender.

                  "Closing Date" shall mean the date on which the conditions set forth in Section 5.02 are satisfied (or waived in accordance with this Agreement).

                  "Code" shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

                  "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Lockbox Collateral and the Mortgaged Properties.

                  "Collateral Agent" shall mean The Chase Manhattan Bank, as Collateral Agent under the Security Documents and the Guarantee Agreement.

                  "Commitment" shall mean, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Common Stock" shall have the meaning assigned to such term in
Section 4.20.

                  "Condemnation Proceeds" shall have the meaning assigned to such term in Section 9 of the Guarantee Agreement.

                  "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated October 2000.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning assigned to such term in
Article V.

                  "Debt Tender Offer" shall mean the tender offer and consent solicitation to be consummated by the Borrower in connection with the Merger in respect of the 10 1/4% Subordinated Notes.

                  "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

                  "Default Rate" shall have the meaning assigned to such term in
Section 2.07.

                  "Designated Senior Indebtedness" shall have the meaning assigned to such term in the Subordinated Note Indenture.

                  "Documentation Agent" shall mean Firstar Bank, N.A., a national banking association, in its capacity as documentation agent for the Lenders hereunder.

                  "dollars" or "$" shall mean lawful money of the United States.

                  "EBITDA" with respect to the Borrower and its subsidiaries for any period shall mean the sum of (a) Net Income for such period, (b) all Federal, state, local and foreign income taxes deducted in determining such Net Income, (c) interest expense deducted in determining such Net Income, (d) depreciation, amortization and other noncash charges deducted in determining such Net Income, (e) any non-recurring fees, expenses or charges deducted in determining such Net Income related to any issuance of capital stock by the Borrower, any investment or acquisition, or any incurrence of Indebtedness permitted under this Agreement (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case not exceeding $5,000,000 in the aggregate for all such non-recurring fees, expenses and charges attributable to the same transaction or event (or group of related transactions or events), (f) any extraordinary, one time or non-recurring charges deducted in determining such Net Income related to one-time severance and relocation costs incurred in connection with the transactions or acquisitions consummated after the Closing Date, in each case not exceeding $2,000,000 in the aggregate for all such charges attributable to the same transaction or acquisition (or group of related transactions or acquisitions), and (g) Transition Expenses deducted in determining such Net Income not exceeding 3% of the value of any related acquisition or disposition and not exceeding, on a cumulative basis during the term of this Agreement, $15,000,000 in the aggregate. For the purposes of calculating the Interest Expense Coverage Ratio, the term "EBITDA" shall not include the gain on the initial sale of assets to any lessee in connection with the leasing of any TravelCenter in accordance with Section 7.08. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Leverage Ratio, (i) if at any time since the commencement of such Reference Period the Borrower or any subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if at any time since the commencement of such Reference Period the Borrower or any subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period; provided that any such pro forma calculations may include cost savings reductions for such period resulting directly from the Material Acquisition which is being given pro forma effect that (A) are permitted by Regulation S-X of the Securities Act of 1933, as amended, or (B) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within 90 days following such Material Acquisition, provided, however, that such pro forma calculations shall not give effect to such cost savings reductions unless the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower stating (a) the amount of such cost savings reductions and (b) that such cost savings reductions are based on the reasonable good faith belief of the Financial Officer executing such certificate at the time of such execution; provided further that if such pro forma calculations give effect to any cost savings reductions for which the steps necessary for realization have not been taken at the time of the applicable Material Acquisition but are expected to be taken within 90 days thereafter, then, for purposes of determining the Leverage Ratio on and after the date that is 90 days after the date of consummation of such Material Acquisition, such pro forma calculations shall not give effect to such cost savings reductions to the extent that the steps necessary for realization thereof were not actually taken during such 90-day period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that involves the payment of consideration by the Borrower and its subsidiaries in excess of $10,000,000; and "Material Disposition" means any disposition of property or series of related dispositions of property that yields gross proceeds to the Borrower or any of its subsidiaries in excess of $10,000,000. Each certificate delivered pursuant to
Section 6.04(c) shall include in the calculations of the Leverage Ratio set forth in such certificate a reasonably detailed calculation of all pro forma adjustments made for purposes of calculating EBITDA to give effect to Material Acquisitions and Material Dispositions, including any pro forma cost savings reductions.

                  "Environmental Agreements" shall mean (a) the Environmental Agreement dated as of July 22, 1993 (as amended, supplemented or otherwise modified from time to time), among BP Exploration & Oil Inc., TA and certain other parties and (b) the Environmental Agreement dated as of November 23, 1992 (as amended, supplemented or otherwise modified from time to time), between Union Oil Company of California and National.

                  "Environmental and Safety Laws" shall mean any and all applicable current and future treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources or to the management, release or threatened release of contaminants or noxious odors, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state or local laws and all amendments or regulations promulgated thereunder.

                  "Environmental Claim" shall mean any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case, resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and nonnegligent, sudden or nonsudden, accidental or nonaccidental leaks or spills) of any Hazardous Substance at, in or from the property, whether or not owned or leased by the Borrower or a Guarantor or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

                  "Equity Contributions" shall mean the sum of (i) the Sponsor Contribution and (ii) the Rollover Company Stock.

                  "Equity Interests" shall mean shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any of its subsidiaries or any warrants, options or other rights to acquire such interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, or any successor statute as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is, was or hereafter becomes a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

                  "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VIII.

                  "Excepted Properties" shall mean real properties constituting TravelCenters with respect to which Liens are granted for the purposes described in Section 7.02(n) or (o); provided that (i) the total number of properties that constitute "Excepted Properties" during the term of this Agreement shall not exceed four and (ii) the aggregate fair market value of all properties that constitute "Excepted Properties" during the term of this Agreement shall not exceed $15,000,000.

                  "Excess Cash Flow" shall mean, for any period, the consolidated Net

Income of the Borrower and its subsidiaries during such period plus, without duplication, (a) (i) the aggregate amounts deducted in determining such Net Income in respect of all deferred charges and depreciation, amortization and other noncash charges (including any interest expense other than Cash Interest Expense), (ii) all noncash losses deducted in determining such Net Income, (iii) to the extent not included in such Net Income, the aggregate amount of all income tax refunds received during such period, (iv) the principal amount of any Indebtedness incurred or assumed pursuant to Section 7.01(c) during such period,
(v) the aggregate amount of Indebtedness with respect to Capital Lease Obligations incurred pursuant to Sections 7.01(d) and 7.11(c) during such period, (vi) the net negative change, if any, in Net Working Capital during such period and (vii) the cash received in respect of investments made under Sections 7.04(c), (d), (h) (other than cash received in respect of investments in a consolidated subsidiary of the Borrower) and (j), to the extent such cash receipts were not included in Net Income for such period minus, without duplication, (b) (i) all noncash gains and credits included in such Net Income,
(ii) scheduled payments during such period of the principal of Term Loans, (iii) scheduled payments during such period of the principal of Indebtedness permitted under Section 7.01 other than the Loans (including the Subordinated Notes), but only to the extent that such payments cannot by their terms be reborrowed or redrawn, (iv) prepayments during such period of Term Loans pursuant to Section 2.12, (v) the aggregate amount of prepayments during such period of Revolving Loans and Swingline Loans, but only to the extent accompanied by permanent reductions of the Revolving Credit Commitments, (vi) the aggregate amount of Capital Expenditures of the Borrower and its subsidiaries made and permitted hereunder during such period, (vii) repayments during such period of the portion of Capital Lease Obligations of the Borrower and its subsidiaries not allocable to Cash Interest Expense, (viii) the net positive change, if any, in Net Working Capital during such period, in each case determined in accordance with GAAP and
(ix) the amount of cash investments made during such period under Sections 7.04(c), (d), (h) (to the extent such investment is not in a consolidated subsidiary of the Borrower) and (j), to the extent that such investments were financed with internally generated cash flow of the Borrower and its subsidiaries.

                  "Existing Credit Agreement" shall mean the Credit Agreement dated as of March 21, 1997, as amended and restated as of November 24, 1998, among the Borrower, the lenders party thereto, and The Chase Manhattan Bank, as administrative agent, fronting bank and swingline lender, as in effect on the Closing Date.

                  "Existing Letters of Credit" shall mean all letters of credit that are issued and outstanding under the Existing Credit Agreement as of the Closing Date.

                  "Existing Synthetic Leases" shall mean the leases described on
Schedule 1.01(d).

                  "Existing Term Loans" shall have the meaning assigned to such term in Section 2.01(b).

                  "Fee Letters" shall have the meaning assigned to such term in
Section 2.05(c).

                  "Fees" shall mean the Administrative Fees, the Commitment Fees, the

LC Fees and the fees specified in Section 2.05(b), Section 2.05(c) and Section 3.08.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

                  "Foreign Subsidiary" shall mean any subsidiary of the Borrower that is organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Franchise Agreements" shall mean the Franchise Agreements pursuant to which the Franchisees have or shall become franchisees of any Guarantor or TAFSI.

                  "Franchisee" shall mean each party who has executed, or will execute, a Franchise Agreement with any Guarantor or TAFSI.

                  "Fronting Bank" shall mean The Chase Manhattan Bank, a New York banking corporation, in its capacity as fronting bank for Letters of Credit.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Granting Bank" shall have the meaning assigned to such term in Section 10.04(b).

                  "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantee Agreement" shall mean the Guarantee Agreement, as amended and restated as of the Closing Date and substantially in the form of Exhibit C, between each of the Guarantors and the Collateral Agent.

                  "Guarantors" shall mean TA, TA Licensing, TA Travel, TC Realty, TC Properties and each other Person that is or becomes a party to the Guarantee

Agreement, as a guarantor, and the permitted successors and assigns of each such Person.

                  "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other similar hydrocarbons, or any substance displaying any of the foregoing characteristics, including polychlorinated biphenyls ("PCBs"), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others (including pursuant to Synthetic Leases), (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances and (k) all obligations of such Person in respect of fuel-supply hedging agreements and arrangements; provided that (i) the obligations described in clauses (i) and (k) above and obligations under Synthetic Leases shall not be considered as "Indebtedness" for purposes of determining the Leverage Ratio and (ii) the amount of any "Indebtedness" that constitutes "Indebtedness" solely by reason of clause (f) above, and which has not been assumed, shall be limited to the value of the property subject to the relevant Lien. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Administrative Agent.

                  "Indemnity and Subrogation Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, as amended and restated as of the Closing Date and substantially in the form of Exhibit D, between the Borrower, the Guarantors and the Collateral Agent.

                  "Insurance Proceeds" shall have the meaning assigned to such term in Section 8 of the Guarantee Agreement.

                  "Interest Expense Coverage Ratio" shall mean with respect to the Borrower and its subsidiaries on a consolidated basis, for any period, the ratio of

(a) EBITDA for such period to (b) Cash Interest Expense for such period.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months thereafter if, at the time requested for the relevant Eurodollar Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13; provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Spreads" shall mean the ABR Spread and LIBOR Spread.

                  "IPO" shall mean a bona fide underwritten public offering by the Borrower of shares of its voting common stock that is consummated after the Closing Date, resulting in the receipt by the Borrower of at least $25,000,000 of gross cash proceeds.

                  "LC Commitment" shall mean $25,000,000, as the same may be reduced from time to time pursuant to Section 3.07. The LC Commitment shall automatically and permanently terminate on LC Maturity Date.

                  "LC Disbursement" shall mean any payment or disbursement made by the Fronting Bank under or pursuant to a Letter of Credit.

                  "LC Exposure" shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under such Letters of Credit but for which the Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.

                  "LC Fee" shall have the meaning assigned to such term in
Section 3.03.

                  "LC Maturity Date" shall mean the fifth Business Day prior to the Revolving Credit Maturity Date.

                  "Leasehold Mortgage" shall mean an amended and restated leasehold or subleasehold mortgage, deed of trust or deed to secure debt substantially in the form of Exhibit E-2; provided that any newly-granted Leasehold Mortgages shall not be captioned or described as "amended and restated".

                  "Lender Affiliate" shall mean, (a) with respect to any Lender,
(i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" shall mean the financial institutions party hereto.

                  "Letters of Credit" shall mean letters of credit issued by the Fronting Bank for the account of the Borrower pursuant to Section 3.01(a).

                  "Leverage Ratio" shall mean, on any date, the ratio of (a) Total Debt of the Borrower and its subsidiaries determined on a consolidated basis as of such date to (b) EBITDA of the Borrower and its subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended as of such date.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Spread" shall mean (a) in the case of Term Loans, 3.25% per annum and (b) in the case of Revolving Loans, 2.75% per annum.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, easement, restriction, covenant, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement or financing lease having substantially the same economic effect as any of the foregoing relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) zoning or land use restrictions.

                  "Loan Documents" shall mean this Agreement, the Security Documents, the Guarantee Agreement and the Indemnity and Subrogation Agreement.

                  "Loans" shall mean the Revolving Loans and the Term Loans (and, unless the context requires otherwise, the Swingline Loans).

                  "Lockbox Agreements" shall mean the lockbox agreements among the Borrower, TAFSI, each of the Guarantors, the Collateral Agent and a Sub-Agent (as defined in each Lockbox Agreement), substantially in the form of Annex 1 to the Security Agreement or in such other form as the Collateral Agent may specify.

                  "Lockbox Collateral" shall have the meaning assigned to such term in each of the Lockbox Agreements.

                  "Margin Stock" shall have the meaning assigned to such term under Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its subsidiaries, taken as a whole, or (b) a material impairment of the rights of or benefits available to the Agents, the Fronting Bank, the Swingline Lenders, the Collateral Agent or the Lenders under any Loan Document.

                  "Merger" shall mean the series of transactions pursuant to which TCA Acquisition will be merged with and into the Borrower, with the Borrower as the surviving corporation, in accordance with the terms and conditions of Merger Agreement, pursuant to which (a) the shareholders of TCA Acquisition immediately prior to the Merger will receive approximately 94% of the equity ownership of the surviving corporation, (b) the Rollover Shareholders will receive Rollover Company Stock constituting approximately 6% of the equity ownership of the surviving corporation and (c) each other share of capital stock of the Borrower outstanding immediately prior to the Merger will be cancelled in exchange for cash payment of the Per Share Merger Consideration to the Selling Stockholders' Representative.

                  "Merger Agreement" shall mean the Recapitalization Agreement and Plan of Merger, dated May 31, 2000, as amended by Amendment No. 1 thereto dated as of October 2, 2000, among the Borrower, TCA Acquisition Corporation, the Selling Stockholders' Representative and the Selling Stockholders.

                  "Merger Consideration" shall have the meaning assigned to such term in Section 3.01 of the Merger Agreement.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests of the Guarantors specified on Schedule 1.01(a) and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.10.

                  "Mortgages" shall mean the amended and restated mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, assignments of leases and rents and other security documents, delivered pursuant to clause (i) of
Section 5.02(k) or pursuant to Section 6.10, each substantially in the form of Exhibit E-1 or E-2, as applicable; provided that any newly-granted Mortgages shall not be captioned or described as "amended and restated".

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "National" shall mean National Auto/Truckstops, Inc., a Delaware corporation that is a direct, wholly owned subsidiary of the Borrower prior to giving effect to the merger of such corporation with and into TA on the Closing Date.

                  "Net Cash Proceeds" shall mean, with respect to any Prepayment Event or any issuance of equity of the Borrower or its subsidiaries, (a) the gross cash proceeds (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any subsidiary thereof in respect of such Prepayment Event or equity issuance, less (b) the sum of (i) in the case of a Prepayment Event, the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any subsidiary thereof in connection with such Prepayment Event and the Borrower's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event (to the extent that such amount shall have been set aside for the purpose of paying such income taxes), (ii) in the case of a Prepayment Event that is an asset sale or disposition, (A) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of and retained by the Borrower or any subsidiary thereof, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction, and (B) the amount applied to repay any Indebtedness (other than the Term Loans) to the extent such Indebtedness is required by its terms to be repaid as a result of such Prepayment Event and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any subsidiary thereof in connection with such Prepayment Event or equity issuance (other than those payable to the Borrower or any Affiliate of the Borrower (other than customary financial advisory fees payable to the Sponsor or its Affiliates in connection therewith to the extent that such fees are no greater than the financial advisory fees that a third party could have obtained for the same services after negotiation at arm's-length)), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

                  "Net Income" shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and its subsidiaries determined on a consolidated basis for such period, which shall be equal to gross revenues for the Borrower and its subsidiaries determined on a consolidated basis during such period less the aggregate for the Borrower and its subsidiaries determined on a consolidated basis during such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expense under GAAP, all computed in accordance with GAAP; provided, however, that the term "Net Income" shall exclude (i) extraordinary gains or losses from the sale of assets other than in the ordinary course of business, (ii) one-time charges taken in connection with the Transactions and (iii) any write-up in the value of any asset.

                  "Net Working Capital" shall mean, with respect to any Person and its subsidiaries on a consolidated basis at any date, (a) the sum of inventory, current receivables (including trade receivables and current rent receivables) and prepaid expenses minus (b) the sum of accrued expenses payable and trade payables, as each of such items would appear on a consolidated balance sheet of such Person and its subsidiaries as of the date of determination in accordance with GAAP.

                  "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

                  "Original Control Group" shall mean the Sponsor, Oak Hill Capital Management Partners, L.P., Olympus Executive Fund, L.P., Olympus Growth Fund III, L.P., Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., UBS Capital Americas II, LLC and Credit Suisse First Boston LFG Holdings 2000, LLC, their respective Affiliates and members of management of the Borrower.

                  "Other Transactions" shall mean the series of transactions in connection with the Merger in which (a) the Borrower will repay all amounts outstanding under the Existing Credit Agreement (other than the principal amount of any loans outstanding thereunder on the Closing Date that are held by, or assigned to, the Lenders hereunder and are to remain outstanding hereunder as provided in Section 2.01(b)) and the Existing Credit Agreement will be amended and restated as provided in this Agreement; (b) the Borrower will repay, redeem or repurchase in full all of the Senior Notes (other than any such Senior Notes that constitute Assigned Indebtedness); (c) the Borrower will consummate the Debt Tender Offer; (d) the Borrower will borrow Loans hereunder; (e) the Borrower will issue approximately $190,000,000 in aggregate principal amount of the Subordinated Notes in a public offering or in a Rule 144A offering or other private placement; (f) the Sponsor will make the Sponsor Contribution; (g) the Transaction Costs will be paid; and (h) National will be merged with and into TA, with TA as the surviving corporation.

                  "Outstanding Letters of Credit" shall mean at any time the Letters of Credit outstanding at such time.

                  "Participating Lender" shall mean at any time any Lender with a Revolving Credit Commitment at such time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "Per Share Merger Consideration" shall have the meaning assigned to such term in Section 3.01 of the Merger Agreement.

                  "Perfection Certificate" shall mean the Perfection Certificate, substantially in the form of Annex 2 to the Security Agreement, prepared by the Borrower.

                  "Permitted Business Acquisition" shall mean any acquisition of assets from, or shares or other equity interests in, any Person if (a) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) in the case of any acquisition of shares or other equity interests in any Person, such acquisition is an acquisition of 100% of the shares or other equity interests of such Person and, simultaneously with or immediately following such acquisition, such acquired Person (and each of its subsidiaries, if any) shall become a Guarantor and (d) neither the Borrower nor any of its subsidiaries shall assume or otherwise become liable for any Indebtedness in connection with such acquisition (except for Indebtedness permitted by clauses (n) and (o) of Section 7.01).

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three months from the date of acquisition thereof;

                  (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within three months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's and from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within three months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

                  (d) investments in commercial paper maturing within three months from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

                  (e) repurchase agreements having a term of seven days or less with (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such bank relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or to the order of the Collateral Agent;

                  (f) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (g) investments consisting of Rate Protection Agreements.

                  "Permitted Joint Venture" shall have the meaning assigned to such term in Section 7.04(h).

                  "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Borrower or any ERISA Affiliate.

                  "Pledge Agreement" shall mean the Pledge Agreement, as amended and restated as of the Closing Date and substantially in the form of Exhibit F, among the Borrower, each of the Guarantors, TAFSI and the Collateral Agent.

                  "Prepayment Account" shall have the meaning assigned to such term in Section 2.13(f).

                  "Prepayment Event" shall mean (a) any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any subsidiary thereof (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations (including any Casualty or Condemnation in respect of a Mortgaged Property as contemplated in Section 9 of the Guarantee Agreement), (b) any sale and leaseback of any asset or the mortgaging of any real property other than (i) any Sale and Lease-Back Transaction permitted by Section 7.03 or (ii) pursuant to a Mortgage (or a modification thereof) by the Borrower or any subsidiary thereof or (c) the issuance or incurrence by the Borrower or any subsidiary thereof of any Indebtedness (excluding any Indebtedness permitted under Section 7.01), or the issuance or sale by the Borrower or any subsidiary thereof of any debt securities or any obligations convertible into or exchangeable for, or giving any Person or entity any right, option or warrant to acquire from the Borrower or any subsidiary thereof any Indebtedness or any such debt securities or any such convertible or exchangeable obligations (excluding any Indebtedness permitted under Section 7.01). Notwithstanding the foregoing, the term "Prepayment Event" shall not include:

                  (i) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business permitted pursuant to Section 7.05(b) not exceeding in the aggregate $2,000,000 in any fiscal year, provided that (A) at any time when such sales, transfers and other dispositions in the ordinary course of business shall exceed $2,000,000 in any fiscal year, the resultant Prepayment Event shall include the entire amount of such sales, transfers and dispositions since the date of such most recent payment, if any, with respect to such fiscal year and not just amounts above such dollar threshold and (B) to the extent that the Borrower or any of its subsidiaries shall have reinvested on the date of such Prepayment Event (or certified to the Administrative Agent that it intends to reinvest within 360 days of such Prepayment Event) any of the proceeds of such sales, transfers and dispositions in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries, the resultant Prepayment Event shall be reduced by the amount so reinvested or to be reinvested;

                  (ii) sales of inventory in the ordinary course of business;

                  (iii) sales, transfers and other dispositions of TravelCenters and the related assets permitted pursuant to Section 7.05(d) or 7.05(g) resulting in Net Cash Proceeds in an aggregate amount not exceeding (A) during the period commencing on the Closing Date and ending on December 31, 2003, $20,000,000 and (B) during each period of four consecutive fiscal quarters ending on each December 31 thereafter, $10,000,000, provided that (1) within 360 days after receipt of any such Net Cash Proceeds, such Net Cash Proceeds are either (x) used to repay or voluntarily prepay Loans, in accordance with this Agreement, on such date as may be elected by the Borrower or (y) reinvested in other TravelCenter properties and related assets, and (2) in connection with any such reinvestment, the Borrower (x) provides the Agents and the Collateral

         Agent with such opinions, documents, certificates, title insurance policies (as required by Section 5.02(k)), surveys and other insurance policies as they may reasonably request and (y) takes such other actions as the Agents and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage as required by Section 5.02(k) and assignment with respect to the related real property for the ratable benefit of the Secured Parties);

                  (iv) the receipt of insurance or condemnation proceeds (other than Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties), provided that such proceeds are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 360 days after the receipt thereof;

                  (v) the receipt of Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties to the extent that (A) such Condemnation Proceeds or Insurance Proceeds are used to restore, repair or locate, acquire and replace the related Mortgaged Property in accordance with Section 8 of the Guarantee Agreement, (B) such Condemnation Proceeds or Insurance Proceeds, pursuant to Section 8 of the Guarantee Agreement, are not otherwise required to be applied as a mandatory prepayment pursuant to Section 2.13(b), (C) to the extent permitted by Section 8 of the Guarantee Agreement, any Condemnation Proceeds or Insurance Proceeds are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 360 days after the receipt thereof or (D) such Condemnation Proceeds and Insurance Proceeds do not exceed $1,000,000 in the aggregate during any fiscal year of the Borrower;

                  (vi) except as otherwise specified in Section 9 of the Guarantee Agreement, any sale, transfer and other disposition of any portion of a Mortgaged Property in connection with the development of such property as permitted in, and in accordance with, the provisions of Section 9 of the Guarantee Agreement; and

                  (vii) in respect of any Mortgaged Property, sales, transfers and other dispositions of any portion of the Land (as defined in the related Mortgage) on which there are no significant improvements that are permitted pursuant to Section 7.05(f) in an aggregate amount not exceeding $3,000,000 in any fiscal year or $15,000,000 since the Closing Date, provided that the proceeds of each such sale are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 360 days of the date of such sale.

                  Notwithstanding the foregoing, if an event would otherwise constitute a "Prepayment Event", but does not constitute a "Prepayment Event" by reason of any of the foregoing exclusions, then such event will constitute a "Prepayment Event" as and to the extent necessary to require the prepayment of Loans immediately prior to the expiry of any period that (if the Loans were not prepaid) would result in the Borrower or any Guarantor being required to prepay, redeem or repurchase (or offer to prepay, redeem or repurchase) any Subordinated Notes, Subordinated Note Refinancing Indebtedness, 10-1/4% Subordinated Notes or Subordinated Acquisition Financing.

                  "Pro Forma Balance Sheet" shall have the meaning assigned to such term in Section 4.05(a).

                  "Rate Protection Agreements" shall mean (a) interest rate cap agreements, (b) interest rate swap agreements, (c) interest rate collar agreements or (d) similar agreements, in each case entered into by Borrower to provide protection to the Borrower against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms reasonably satisfactory to the Administrative Agent with a counterparty satisfactory to the Administrative Agent.

                  "Register" shall have the meaning assigned to such term in
Section 10.04(d).

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

                  "Release" shall mean any discharge, emission, release, or threat thereof, including a "Release" as defined in CERCLA at 42 U.S.C. Section 9601(22), and the term "Released" has a meaning correlative thereto.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder (other than an event as to which the 30-day notice period is waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                  "Required Lenders" shall mean, at any time, Lenders holding Loans, a share of the used LC Commitment and unused Commitments representing more than 50% of the aggregate of (a) the aggregate principal amount of the Loans and Swingline Loans at such time, (b) the LC Exposure at such time and (c) the aggregate unused Commitments at such time.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Restricted Indebtedness" shall mean Indebtedness of the Borrower or any subsidiaries, the optional payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 7.09(a).

                  "Revolving Credit Borrowing" shall mean a Borrowing comprised of

Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in clause (ii) of Section 2.01(a), as the same may be reduced from time to time pursuant to Section 2.09.

                  "Revolving Credit Maturity Date" shall mean November 14, 2006.

                  "Revolving Credit Utilization" shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving Loans outstanding at such time, (b) the aggregate principal amount of Swingline Loans outstanding at such time and (c) the LC Exposure at such time.

                  "Revolving Facility" shall mean the aggregate of the Lenders' Revolving Credit Commitments.

                  "Revolving Lender" shall mean any Lender that has a Revolving Credit Commitment.

                  "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (ii) of Section 2.01(a). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                  "Rollover Shareholders" shall mean the holders of Rollover Company Stock upon the consummation of the Merger.

                  "Rollover Company Stock" shall have the meaning set forth in
Section 6.16 of the Merger Agreement.

                  "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 7.03.

                  "Santa Nella Note" shall mean the promissory note dated September 1, 1998, issued by National in favor of Mid California Auto/Truck Plaza, Inc.

                  "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" shall mean the Security Agreement, as amended and restated as of the Closing Date and substantially in the form of Exhibit G, among the Borrower, each of the Guarantors, TAFSI and the Collateral Agent.

                  "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement, the Lockbox Agreements, the Trademark Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.10.

                  "Selling Stockholders" shall mean National Partners, L.P., National Partners III, L.P., Clipper/Merchant I, L.P., Olympus Private Placement Fund, L.P. and

Olympus Growth Fund II, L.P.

                  "Selling Stockholders' Representative" shall mean Clipper Capital Associates, L.P., a Delaware limited partnership.

                  "Senior Facilities" shall mean, collectively, the Term Facility and the Revolving Facility.

                  "Senior Notes" shall mean the Borrower's existing 8.94% Series I Senior Secured Notes due 2002.

                  "SPC" shall have the meaning assigned to such term in Section 10.04(b)

                  "Sponsor" shall mean Oak Hill Capital Partners, L.P., a Texas limited partnership.

                  "Sponsor Contribution" shall mean a cash equity contribution made by the Sponsor (and certain other investors identified by the Sponsors to the Agents in writing prior to the date hereof) to TCA Acquisition in connection with the Merger in an aggregate amount which, together with the value of the Rollover Company Stock (each valued at the Per Share Merger Consideration amount), shall not be less than $220,000,000 (it being understood that the Sponsor Contribution will be represented by Common Stock; provided that the Sponsor Contribution will be increased (i) to the extent the Transaction Costs exceed $32,000,000 up to and including $34,000,000 minus any additional excess cash of the Borrower on the Closing Date applied to such excess, (ii) to the extent the Transaction Costs exceed $34,000,000 (such Transaction Costs, in any event, not to exceed $35,000,000) as described in Section 4.26 and (iii) to the extent of any increase in the Merger Consideration pursuant to the adjustment provisions of the Merger Agreement (other than any increase of up to $10,000,000 that is paid out of the proceeds of Revolving Loans as described in Section 4.13).

                  "Standard & Poor's" shall mean Standard & Poor's Rating Group.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term "Alternate Base Rate") for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offset that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Acquisition Financing" shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(o).

                  "Subordinated Acquisition Financing Documents" shall mean any agreements (or comparable documents, such as loan agreements or indentures) entered into by the Borrower in connection with the incurrence of Subordinated Acquisition Financing and any ancillary documents related thereto.


                  "Subordinated Notes" shall mean the Senior Subordinated Notes due 2009 issued by the Borrower pursuant to the Subordinated Note Indenture.

                  "Subordinated Note Documents" shall mean the Subordinated Note Guarantees, the Subordinated Note Indenture and the Subordinated Notes.

                  "Subordinated Note Guarantees" shall mean, collectively, the Guarantees of the Guarantors guaranteeing repayment of the Subordinated Notes.

                  "Subordinated Note Indenture" shall mean the Senior Subordinated Note Indenture dated as of November 14, 2000, among the Borrower, the Guarantors and State Street Bank and Trust Company, as trustee, as amended from time to time in accordance with the terms hereof and thereof.

                  "Subordinated Note Refinancing Indebtedness" shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(h) in connection with the refinancing of the Subordinated Notes.

                  "Subordinated Note Refinancing Documents" shall mean any agreements (or comparable documents, such as loan agreements or indentures) entered into by the Borrower in connection with the sale or issuance of Subordinated Note Refinancing Indebtedness and any ancillary documents related thereto.

                  "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or
(b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Swingline Lender" shall mean each of The Chase Manhattan Bank and Credit Suisse First Boston, in each case in its capacity as a lender of Swingline Loans hereunder.

                  "Swingline Loans" shall mean the swingline loans made by the Swingline Lenders pursuant to Section 2.21.

                  "Syndication Agent" shall mean Credit Suisse First Boston, a bank organized under the laws of Switzerland acting through its New York branch, in its capacity as syndication agent for the Lenders.

                  "Synthetic Lease" shall mean any lease of assets that is not a Capital Lease Obligation of the lessee, but is effectively a Guarantee of Indebtedness of the lessor by the lessee, including the Existing Synthetic Leases.

                  "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any of its subsidiaries is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than the Borrower or any of its subsidiaries of any Equity Interest or Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or its subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                  "TA" shall mean TA Operating Corporation, a Delaware corporation that is a direct wholly owned subsidiary of the Borrower and a Guarantor.

                  "TA Licensing" shall mean TA Licensing, Inc., a Delaware corporation, that is a direct wholly owned subsidiary of TA and a Guarantor.

                  "TA Travel" shall mean TA Travel, L.L.C., a Delaware limited liability company that is 99% held by TA and 1% held by TC Realty and a Guarantor.

                  "TAFSI" shall mean TA Franchise Systems Inc., a Delaware corporation that is a direct wholly owned subsidiary of the Borrower.

                  "TCA Acquisition" shall mean TCA Acquisition Corporation, a Delaware corporation.

                  "TC Properties" shall mean TravelCenters Properties, L.P., a Delaware limited partnership, that is 99% held by TC Realty and 1% held by TA and a Guarantor.

                  "TC Realty" shall mean TravelCenters Realty, Inc., a Delaware corporation, that is a wholly owned subsidiary of TA and a Guarantor.

                  "10 1/4% Subordinated Note Documents" shall mean the 10 1/4% Subordinated Note Indenture, the 10 1/4% Subordinated Notes and any Guarantees relating thereto.

                  "10 1/4% Subordinated Note Indenture" shall mean the 10 1/4% Senior Subordinated Note Indenture dated as of March 24, 1997, among the Borrower, the guarantors thereunder and Fleet National Bank, as trustee, as amended on or prior to the Closing Date in connection with the Debt Tender Offer and from time to time thereafter in accordance with the terms hereof and thereof.

                  "10 1/4% Subordinated Notes" shall mean the Borrower's existing 10 1/4% Senior Subordinated Notes due 2007.

                  "Term Borrowing" shall mean a Borrowing comprised of Term
Loans.

                  "Term Facility" shall mean the aggregate amount of the Lenders' Term Loan Commitments.

                  "Term Lender" shall mean any Lender that has a Term Loan Commitment or holds any Term Loans.

                  "Term Loan Commitments" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder (or to purchase Existing Term Loans and Assigned Indebtedness that become Term Loans hereunder) as set forth in clause (i) of Section 2.01(a).

                  "Term Loan Maturity Date" shall mean November 14, 2008.

                  "Term Loan Repayment Amount" shall have the meaning assigned to such term in Section 2.11(a).

                  "Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a).

                  "Term Loans" shall mean the term loans made by the Lenders to the Borrower (and Existing Term Loans and Assigned Indebtedness purchased by the Lenders) pursuant to clause (i) of Section 2.01(a). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

                  "Total Debt" shall mean, with respect to the Borrower and its subsidiaries on a consolidated basis at any time, all Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of deferred purchase price of property or services of the Borrower and its subsidiaries at such time and all preferred stock at such time mandatorily redeemable on or prior to the first anniversary of the Term Loan Maturity Date, less the amount of cash and cash equivalents set forth on the Borrower's consolidated balance sheet at such time (including all amounts on deposit in the Collateral Account at such time) in excess of $2,500,000.

                  "Trademark Security Agreement" shall mean the Trademark Security Agreement, as amended and restated as of the Closing Date and substantially in the form of Exhibit H, among the Borrower, the Guarantors, TAFSI and the Collateral Agent.

                  "Transaction Documents" shall mean the Loan Documents and the Subordinated Note Documents.

                  "Transactions" shall mean the Merger and the Other Transactions and the execution and delivery of the Loan Documents and the borrowing of Loans.

                  "Transaction Costs" shall have the meaning assigned to such term in Section 4.26.

                  "Transition Expenses" shall mean, for any period, costs incurred in connection with (i) the Borrower's conversion of acquired TravelCenters into the Borrower's network of TravelCenters and (ii) the disposition of TravelCenters to the extent such disposition is in connection with a Permitted Business Acquisition permitted by Section 7.05(h).

                  "TravelCenter" shall mean a facility owned, operated, leased or franchised by the Borrower or any of its subsidiaries that provides fuel and nonfuel products, services and amenities primarily to the trucking industry.

                  "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Underwriting Fee Letter" shall have the meaning assigned to such term in Section 2.05(c).

                  "Underwriting Fees" shall have the meaning assigned to such term in Section 2.05(c).

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the application used in the financial statements referred to in Section 4.05(b); provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. (a) On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make Terms Loans to the Borrower (or to purchase Existing Term Loans (as defined in paragraph (b) below) or Assigned Indebtedness that shall thereupon be deemed to constitute Term Loans) on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment set forth opposite such Lender's name on Schedule 2.01, and
(ii) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed (after giving effect to all Revolving Loans repaid, and all reimbursements of LC Disbursements made, concurrently with the making of any Revolving Loans) an amount equal to the difference between (A) the Revolving Credit Commitment set forth opposite such Lender's name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and
(B) such Lender's Applicable Percentage of the sum of (1) the aggregate principal amount of Swingline Loans outstanding at such time and (2) the LC Exposure at such time. Within the limits set forth in clause (ii) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, on the terms and subject to the conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

                  (b) It is the purpose and intent of this Agreement that, after giving effect to the amendment and restatement of the Existing Credit Agreement and the fundings hereunder on the Closing Date, each Term Lender will hold outstanding Term Loans equal to its Term Loan Commitment set forth opposite its name on Schedule 2.01 and each Revolving Lender will have a Revolving Credit Commitment as set forth opposite its name on Schedule 2.01 (and any extensions of credit hereunder will be made ratably in accordance with the applicable Commitments). In order to give effect to the foregoing, on and as of the Closing Date (i) each Lender that holds any Senior Notes or any "Term Loans" then outstanding under and as defined in the Existing Credit Agreement ("Existing Term Loans") shall be deemed to have assigned (and hereby assigns, effective on the Closing Date) the outstanding principal of its Senior Notes and/or Existing Term Loans to the Term Lenders hereunder, (ii) each Term Lender shall fund to the Administrative Agent, in accordance with this Agreement, the full amount of its Term Loan Commitment, with such funding being treated as the purchase of Existing Term Loans under clause (i) above, the purchase of Assigned Indebtedness and/or the advance of additional Term Loans, as appropriate, (iii) Existing Term Loans and Assigned Indebtedness purchased as provided above and additional Term Loans made hereunder shall be allocated among the Term Lenders to achieve the result specified in the first sentence of this paragraph, (iv) the Administrative Agent will apply the proceeds of the fundings described in clause (ii) above, first, to pay the purchase price of the Existing Term Loans and Assigned Indebtedness (in an amount equal to 100% of the principal amount thereof) and, second, as specified by the Borrower in accordance with the applicable provisions of this Agreement, (v) the Borrower will pay all accrued interest and other amounts owing in respect of the Existing Term Loans and Assigned Indebtedness (other than outstanding principal so assigned and purchased, with such assignments, in the case of assignments of Indebtedness under the Existing Credit Agreement, being treated as prepayments for purposes of Section 2.16 of the Existing Credit Agreement), (vi) the Borrower will pay all other amounts then outstanding or accrued and owing under the Existing Credit Agreement (including outstanding "Revolving Loans" and "Swingline Loans", as defined in the Existing Credit Agreement, but without prejudice to the Borrower's right to borrow Revolving Loans and Swingline Loans hereunder in accordance with this Agreement), (vii) all "Commitments", as defined in the Existing Credit Agreement, shall be reallocated as provided in Schedule 2.01 and, to the extent inconsistent with such Schedule, shall be terminated, (viii) the "Interest Period", as defined in the Existing Credit Agreement, of all Existing Term Loans and Assigned Indebtedness shall terminate and the initial Interest Period of the Term Loans hereunder resulting from the purchase of such Existing Term Loans and Assigned Indebtedness shall be determined based upon the Borrower's initial notice under
Section 2.03, (ix) the principal amount of all Senior Notes that constitutes Assigned Indebtedness assigned to Term Lenders shall be amended and restated to constitute "Term Loans" hereunder, and (x) the Existing Credit Agreement shall be amended and restated in its entirety in the form of this Agreement. On the Closing Date, the Existing Credit Agreement shall be deemed amended and restated in its entirety as set forth herein and all Existing Term Loans and Assigned Indebtedness shall continue to remain outstanding as Term Loans hereunder, without extinguishing such Indebtedness. The amendment and restatement of the Existing Credit Agreement shall not affect the Borrower's liability in respect of its obligations accrued thereunder. However, unless and until the Closing Date occurs as provided herein, the Existing Credit Agreement and Senior Notes shall remain in effect and shall not be affected by this Agreement.

                  SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $3,000,000 (or in the case of the Revolving Credit Commitments, the lesser of $3,000,000 and an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments).

                  (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) impose any additional obligation on the part of the Borrower pursuant to Section 2.14. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than eight separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to paragraph (e) below and except with respect to Loans made pursuant to paragraph (f) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.17, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

                  (e) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, and the proceeds of the new Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

                  (f) If the Administrative Agent has not received from the Borrower the payment required by Section 3.04(a) by 11:00 a.m., New York City time, on the date on which the Fronting Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on such Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), as provided in Section 3.04(a), the Administrative Agent will notify not later than 12:00 noon, New York City time, the Fronting Bank and each Participating Lender of the LC Disbursement and, in the case of each Participating Lender, its Applicable Percentage of such LC Disbursement. Each Participating Lender will pay by wire transfer of immediately available funds to the Administrative Agent not later than 4:00 p.m., New York City time, on such date an amount equal to such Participating Lender's Applicable Percentage of such LC Disbursement (it being understood that such amount shall constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay such amount to the Fronting Bank. The Administrative Agent will promptly remit to each Participating Lender its Applicable Percentage of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such LC Disbursement. If any Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Fronting Bank as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date an amount equal to such amount is paid to the Administrative Agent for prompt payment to the Fronting Bank at, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate.

                  SECTION 2.03. Notice of Borrowings. The Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing and shall promptly notify each Lender of the determination of the Adjusted LIBO Rate applicable to any Eurodollar Loan.

                  The Borrower shall include in its initial notice under this Section all information with respect to amounts to be funded to purchase Existing Term Loans and Assigned Indebtedness, as provided in Section 2.01.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date and
(ii) in the case of a Term Loan, as provided in Section 2.11.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, the following fees (each, a "Commitment Fee") on the last day of March, June, September and December in each year and on each date on which any of the Revolving Credit Commitments of such Lender shall expire or be terminated as provided herein, a commitment fee of 0.50% per annum on the average daily unused amount of the Revolving Credit Commitment (without giving effect to any deemed reduction thereto in connection with the issuance of Swingline Loans) of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated). The Commitment Fee due to each Lender in respect of its Revolving Credit Commitment pursuant to the immediately preceding sentence shall accrue from and including the Closing Date. For purposes of calculating Commitment Fees in respect of Revolving Credit Commitments, any portion of such Revolving Credit Commitments unavailable due to Outstanding Letters of Credit shall be deemed to be used amounts. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees (the "Administrative Fees") at the time and in the amounts agreed upon in the administrative fee letter agreement dated October 2, 2000 (the "Administrative Fee Letter"), between TCA Acquisition and the Administrative Agent.

                  (c) The Borrower agrees to pay to the Agents, for their respective accounts, fees (the "Underwriting Fees") at the time and in the amounts agreed upon in the underwriting fee letter agreement dated October 2, 2000 (the "Underwriting Fee Letter", together with the Administrative Fee Letter, the "Fee Letters"), among TCA Acquisition, Chase Securities Inc. and the Agents.

                  (d) The Borrower agrees to pay to the Fronting Bank, for its own account, the fees specified in Section 3.08.

                  (e) All Fees (other than the fees payable to the Fronting Bank under Section 3.08) shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of error in payment).

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing (including any Borrowing of Swingline Loans) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in accordance with this Agreement by the Administrative Agent, and such determination shall be presumptively correct absent manifest error.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or Swingline Loan or any other amount becoming due hereunder or under any Security Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of any Loan or Swingline Loan, the rate applicable to such Loan under Section 2.06 plus 2% per annum and (b) in the case of any other amount, the rate that would be applicable to an ABR Revolving Loan under Section 2.06 plus 2% per annum.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date and the LC Maturity Date, respectively. Notwithstanding the foregoing, all the Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on November 15, 2000, if the Closing Date has not occurred by such time.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of such Commitments shall be in an integral multiple of $500,000 and in a minimum principal amount of $3,000,000 and (ii) the Borrower shall not be permitted to terminate or reduce the Revolving Credit Commitments if, as the result of such termination or reduction, (A) the LC Commitment would exceed the aggregate remaining amount of the Revolving Credit Commitments or (B) the Revolving Credit Utilization would exceed the aggregate remaining Revolving Credit Commitments. The LC Commitments may be voluntarily terminated or reduced by the Borrower as provided in Section 3.07.

                  (c) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the

Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  (d) Nothing in this Section 2.09 shall prejudice any rights that the Borrower may have against any Lender that fails to lend as required hereunder prior to the date of termination of any Commitment.

                  SECTION 2.10. Conversion and Continuation of Term Borrowings. The Borrower shall have the right at any time (subject to Section 2.08) upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon, New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (ii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional Interest Period and (iii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

                  (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowings;

                  (b) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (c) each conversion shall be effected by each Lender by applying the proceeds of the new Term Loan of such Lender resulting from such conversion to the Term Loan (or portion thereof) of such Lender being converted, and accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (d) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16; and

                  (e) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than the Term Loan Maturity Date.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10, of the Administrative Agent's determination, if applicable, of the Adjusted LIBO Rate of any Eurodollar Loan and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

                  SECTION 2.11. Repayment of Term Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each March 31, June 30, September 30 and December 31 in any period set forth below (each such date being a "Term Loan Repayment Date") a principal amount of the Term Loans (such amount, as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(d), being called the "Term Loan Repayment Amount") equal to one-quarter of the amount set forth below for each such other period, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:


From and Including:          To and Including:                    Amount:
 January 1, 2002             December 31, 2002                $   3,280,000
 January 1, 2003             December 31, 2003                $   3,280,000
 January 1, 2004             December 31, 2004                $   3,280,000
 January 1, 2005             December 31, 2005                $   3,280,000
 January 1, 2006             December 31, 2006                $   3,280,000
 January 1, 2007             December 31, 2007                $  80,360,000
 January 1, 2008             Term Loan Maturity Date          $ 231,240,000



On each Term Loan Repayment Date, the Administrative Agent shall apply the Term Loan Repayment Amount paid to the Administrative Agent to pay the Term Borrowings.

                  (b) To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

                  (c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

                  SECTION 2.12 Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay (i) Revolving Credit Borrowings, (ii) Term Borrowings or (iii) Swingline Borrowings, in each case in whole or in part, upon at least three Business Days' (in the case of a Eurodollar Borrowing), or one Business Day's (in the case of an ABR Borrowing), prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent;

provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000.

                  (b) Each prepayment of principal of the Term Borrowings pursuant to paragraph (a) above shall be applied pro rata against the remaining scheduled payments of principal due under Section 2.11(a).

                  (c) Each notice of prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date, (iii) whether the prepayment relates to Revolving Credit Borrowings, Term Borrowings or Swingline Borrowings and (iv) the principal amount to be prepaid of (A) Revolving Credit Borrowings (or portion thereof), (B) Term Borrowings (or portion thereof) or (C) Swingline Borrowings (or portion thereof). Each such notice shall be irrevocable and shall commit the Borrower to prepay such obligations by the amount specified therein on the date specified therein. All prepayments of Borrowings under this Section
2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  (d) Except as contemplated in the definition of the term "Excess Cash Flow", no optional prepayment of Term Borrowings made by the Borrower pursuant to this Section 2.12 shall reduce the Borrower's obligation to make mandatory prepayments pursuant to Section 2.13.

                  SECTION 2.13. Mandatory Prepayments. (a) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Swingline Loans and Revolving Credit Borrowings as shall be necessary in order that (i) the aggregate principal amount of Swingline Loans and Revolving Loans outstanding at such time will not exceed (ii) the aggregate Revolving Credit Commitments (after giving effect to such termination or reduction and after giving effect to each deemed reduction to the Revolving Credit Commitments in connection with the making of a Swingline Loan) less the aggregate LC Exposure at such time.

                  (b) Substantially simultaneously with (and in any event not later than two Business Days after) the occurrence of a Prepayment Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds therefrom to prepay Term Loans outstanding under this Agreement.

                  (c) No later than the earlier of (i) 105 days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2001, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 6.04(a), the Borrower shall apply an amount equal to 50% of Excess Cash Flow for such period to prepay Term Loans outstanding under this Agreement.

                  (d) Each mandatory prepayment of principal of the Term Borrowings pursuant to paragraph (b) or (c) above shall be applied to reduce the scheduled payments of principal due under Section 2.11(a) after the date of such prepayment pro rata.

                  (e) The Borrower shall deliver to the Administrative Agent,
(i) at the time of each prepayment required under paragraph (b) or paragraph
(c), a certificate signed
by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior to the time of each prepayment required under this Section 2.13 (if known at such time), a notice of such prepayment. Each required notice of prepayment (i) shall specify the prepayment date, the Type of each Borrowing being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid, (ii) shall be irrevocable and (iii) shall commit the Borrower to prepay such obligations by the amount stated therein on the date stated therein. All prepayments of Borrowings and Swingline Loans under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. All prepayments of Borrowings and Swingline Loans under this Section 2.13 (other than prepayments pursuant to paragraph (c) above) shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment. All prepayments of Borrowings and Swingline Loans pursuant to paragraph (c) of this Section 2.13 shall be applied first to the payment of accrued interest on the principal amount being prepaid and then to the payment of such principal.

                  (f) Net Cash Proceeds and such other amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Borrowings and Revolving Credit Borrowings shall be applied, as applicable, first to reduce outstanding ABR Term Borrowings and ABR Revolving Credit Borrowings. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings, as the case may be, immediately or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Borrowings to prepay Eurodollar Term Borrowings and (ii) allocable to Revolving Credit Borrowings to prepay Eurodollar Revolving Credit Borrowings, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Borrowings or Revolving Credit Borrowings, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Borrowings has been exhausted. For purposes of this Agreement, "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (f). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments maturing prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. If the maturity of the Loans has been accelerated pursuant to Article VIII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Syndication Agent, the Fronting Bank, the Swingline Lenders and the Lenders, a security interest in the Prepayment Account.

                  SECTION 2.14. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement, any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Letter of Credit reimbursement obligations, Fees or other amount payable hereunder (other than changes in respect of income and franchise taxes imposed on such Lender by the jurisdiction in which such Lender is organized or has its principal office or by any political subdivision or taxing authority thereof or therein), or shall impose, modify, or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement that is reflected in the Adjusted LIBO Rate or in the Alternate Base
Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit issued hereunder, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender following receipt of a certificate of such Lender to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender, any Swingline Lender or the Fronting Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date of this Agreement of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender), any Swingline Lender or the Fronting Bank or any Lender's, any Swingline Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's, such Swingline Lender's or the Fronting Bank's capital or on the capital of such Lender's, such Swingline Lender's or the Fronting

Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, the Swingline Loans made by such Swingline Lender or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender, such Swingline Lender or the Fronting Bank or such Lender's, such Swingline Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's, such Swingline Lender's or the Fronting Bank's policies and the policies of such Lender's, such Swingline Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender, such Swingline Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender, such Swingline Lender or the Fronting Bank following receipt of a certificate of such Lender, such Swingline Lender or the Fronting Bank to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender, such Swingline Lender or the Fronting Bank or such Lender's, such Swingline Lender's or the Fronting Bank's holding company for any such reduction suffered. Notwithstanding any other provision in this paragraph (b), none of any Lender, the Swingline Lender or the Fronting Bank shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not be the general practice of such Lender, the Swingline Lender or the Fronting Bank, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

                  (c) A certificate of each Lender, each Swingline Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender, such Swingline Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender, each Swingline Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure on the part of any Lender, any Swingline Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's, such Swingline Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, except that none of any Lender, any Swingline Lender or the Fronting Bank shall be entitled to compensation under this Section
2.14 for any costs incurred or reductions suffered with respect to any date unless such Lender, such Swingline Lender or the Fronting Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than six months after the later of (i) such date and (ii) the date on which such Lender, such Swingline Lender or the Fronting Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section 2.14 shall be available to each Lender, each Swingline Lender or the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

                  (e) Each Lender will, at the written request of the Borrower, designate a different lending office if such designation (i) will avoid the need for, or minimize the amount of, any compensation to which such Lender is entitled pursuant to this Section 2.14 and (ii) will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (f) With respect to any Lender that is entitled to any compensation pursuant to paragraph (a) above, the Borrower shall have the right to elect by notice to such Lender that all outstanding Eurodollar Loans made by such Lender be automatically converted to ABR Loans as of the effective date of such notice and that any requests thereafter by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan.

                  SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall be equal to the sum of (a) such Lender's actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events and (b) an amount equal to the excess, if any, as reasonably determined by such Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from and including the date of such payment, prepayment, conversion or failure to borrow, convert or continue to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan that would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

                  SECTION 2.17. Pro Rata Treatment. (a) Except as required under
Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of the LC Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                  (b) If any Lender shall obtain any payment of or recovery with respect to any Obligations with proceeds of any sale of or other realization on any Collateral (including any Mortgaged Property) in which the Lenders as a whole do not have a pro rata Lien, and such payment or recovery is in excess of its pro rata share of payments or recovery with respect to all Obligations then outstanding, such Lender shall purchase from the other Lenders such participations in Obligations held by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of such other Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                  SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or LC Exposure as a result of which the unpaid principal portion of its Loans or its LC Exposure shall be proportionately less than the unpaid principal portion of the Loans of any other Lender or any other Lender's LC Exposure, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender or the LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans, LC Exposures and participations in Loans and LC Exposures held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposures then outstanding as the principal amount of such Lender's Loans and LC Exposures prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Exposures outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or LC Exposure deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.19. Payments. (a) Except as provided in Sections 2.05(d), the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan

Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent (for the account of the Agents, the Fronting Bank, the Swingline Lenders or the Lenders, as the case may be), at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Administrative Agent shall promptly remit in dollars to any Agent, the Fronting Bank, the Swingline Lenders or the Lenders, as the case may be, its share of such payments received by the Administrative Agent.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of the Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on the net income of any Agent, the Fronting Bank, any Swingline Lender or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and (ii) franchise taxes imposed on any Agent, the Fronting Bank, any Swingline Lender or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which any Agent, the Fronting Bank, any Swingline Lender or any such Lender (or Transferee) is organized or has its principal office or lending office or any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Transferee), any Agent, any Swingline Lender or the Fronting Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions for Taxes applicable to additional sums payable under this Section 2.20) such Lender (or Transferee), such Agent, such Swingline Lender or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deduction, and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender (or any Transferee), any Agent, any Swingline Lender or the Fronting Bank (other than an assignee pursuant to a request by the Borrower under Section 2.22) with respect to any Taxes that are United States withholding taxes that are in effect and would be imposed on amounts payable to such Lender (or Transferee), Agent, Swingline Lender or the Fronting Bank at the time such Lender (or Transferee), Agent, Swingline Lender or the Fronting Bank becomes a party to this Agreement, except to the extent that such Lender (or its assignor, if any, or any Transferee), any Agent, any Swingline Lender or the Fronting Bank would be entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to this Section 2.20, and provided further that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

                  (b) In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise, transfer, sales or property taxes, charges or similar levies (including mortgage recording taxes and similar fees), together with interest, penalties and fees, that arise from any payment made hereunder or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance entered into at the request of the Borrower or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender (or Transferee), each Agent, each Swingline Lender and the Fronting Bank for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), such Agent, such Swingline Lender or the Fronting Bank, as the case may be, including Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.20(a), and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. A certificate as to the amount of such payment or liability prepared by any Agent, Lender, Swingline Lender or Fronting Bank, as applicable, shall be conclusive absent manifest error. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), any Agent, any Swingline Lender or the Fronting Bank, as the case may be, makes written demand therefore. If a Lender (or Transferee), an Agent, a Swingline Lender or the Fronting Bank shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.20, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee), any Agent, any Swingline Lender or the Fronting Bank receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of such refund and shall, within 15 days of receipt, repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender, such Agent, such Swingline Lender or the Fronting Bank and without any interest (other than the interest, if any, included in such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee), such Agent, such Swingline Lender or the Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), such Agent, such Swingline Lender or the Fronting Bank in the event such Lender (or Transferee), such Agent, such Swingline Lender or the Fronting Bank is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee), any Agent, any Swingline Lender or the Fronting Bank to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee), any Agent, any Swingline Lender or the Fronting Bank, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Transferee), such Agent, such Swingline Lender or the Fronting Bank, as the case may be.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest hereunder or any Loan Document.

                  (f) Each Lender (or Transferee) or successor Fronting Bank that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation was purchased) two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. lender delivers a Form W-8BEN, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender, on or before the date it becomes a party to this Agreement, upon the written request of the Borrower and after being supplied with all applicable documentation by the Borrower. In addition, each Non-U.S. Lender shall deliver substitute forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender, provided that the Borrower notifies such Lender of such obsolescence or invalidity and supplies all substitute forms. Each Non-U.S. Lender shall notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose and previously delivered to the Borrower). Notwithstanding any provision of Section 2.20(a) to the contrary, the Borrower shall not have any obligation to pay any additional amounts, any Taxes or Other Taxes (except to the extent required by law) pursuant to Section 2.20 to the extent that such Taxes or Other Taxes result from (i) the failure of any Lender (or Transferee), any Agent, the Fronting Bank or the Swingline Bank to comply with its obligations pursuant to this Section 2.20(f), unless as a result of any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof such compliance is no longer necessary, or (ii) any representation made on Form W-8BEN or W-8ECI or successor applicable form or certification by the Lender (or Transferee), the Agent, the Fronting Bank, or the Swingline Bank incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

                  (g) Any of the Fronting Bank, any Swingline Lender, any Lender (or Transferee) or any Agent claiming any additional amounts payable pursuant to this

Section 2.20 shall use reasonable efforts, consistent with legal and regulatory restrictions (including reasonable efforts to change the jurisdiction of its applicable lending office), to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender (or Transferee), Agent, Fronting Bank, or Swingline Lender, as the case may be, be otherwise disadvantageous to such Lender (or Transferee), such Agent, the Fronting Bank, or such Swingline Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Agent, Lender, Fronting Bank or Swingline Lender in connection with such efforts.

                  SECTION 2.21. Swingline Loans. (a) On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Swingline Lender agrees, at any time and from time to time from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in accordance with the terms hereof, to make Swingline Loans (which shall be ABR Borrowings) to the Borrower in an aggregate principal amount at any time outstanding (for both Swingline Lenders combined) not to exceed the lesser of
(i) $10,000,000 and (ii) the difference between (A) the aggregate Revolving Credit Commitments, as the same may be reduced from time to time pursuant to
Section 2.09, at such time and (B) the sum of the aggregate principal amount of Revolving Loans outstanding at such time and the LC Exposure at such time. Swingline Loan borrowings shall be made from the several Swingline Lenders ratably in proportion to their respective Swingline Commitments. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based upon the percentage that such Lender's Revolving Credit Commitment bears to the aggregate amount of the Revolving Loan Commitments on such date) of each Swingline Loan. Immediately upon the making of each Swingline Loan, the Swingline Lender that made such Swingline Loan shall be deemed to have sold and transferred to each such Lender, and each such Lender shall be deemed to have purchased and received from such Swingline Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swingline Loan and the Obligations of the Borrower under this Agreement in respect thereof in an amount equal to such Lender's pro rata share (determined as aforesaid) of such Swingline Loan. Each borrowing of Swingline Loans shall be in a principal amount that is an integral multiple of $500,000. Within the limits set forth in the first sentence of this paragraph, the Borrower may borrow, pay or prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date on the terms and subject to the conditions and limitations set forth herein.

                  (b) The Borrower shall give the Administrative Agent telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. Upon receipt of such notice, the Administrative Agent shall promptly notify each Swingline Lender of the contents thereof and of such Swingline Lender's share of such borrowing. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to such account as the Administrative Agent may designate. The Administrative Agent shall make the funds so received from the Swingline Lenders available to the Borrower by means of a credit to the general deposit account of the Borrower by 4:00 p.m. on the date such Swingline Loan is requested to be made pursuant to such notice.

                  (c) Forthwith upon demand by any Swingline Lender, each Revolving Lender shall pay to the Administrative Agent, as payment for its participation, such Revolving Lender's pro rata percentage (as determined in paragraph (a) above) of each outstanding Swingline Loan of such Swingline Lender (but without any requirement for compliance with the provisions of Sections 2.01, 2.02 and 2.03 or the applicable conditions set forth in Article V) and shall make available to the Administrative Agent for the account of such Swingline Lender, in the same day funds if such Swingline Lender makes such demand prior to 11:00 a.m., New York City time, and otherwise in funds available on the next Business Day, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to such Swingline Lender. If any Revolving Lender shall not have made such amount available to the Administrative Agent, such Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the applicable Swingline Lender until the date such amount is paid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to an ABR Revolving Loan and (ii) in the case of such Revolving Lender, the Federal Funds Effective Rate. If such Revolving Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender's Revolving Loan for purposes of this Agreement and the aggregate amount of Swingline Loans outstanding shall be reduced by the amount of each such Revolving Loan (it being understood that (i) each Revolving Lender's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default hereunder or the failure of any condition precedent set forth in Article V to be satisfied, or any delay on any Swingline Lender's part in demanding payment, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever).

                  SECTION 2.22. Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.20, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Fronting Bank and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                                Letters of Credit

                  SECTION 3.01. Issuance of Letters of Credit. (a) The Fronting Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Closing Date until the earlier of the LC Maturity Date and the termination of the LC Commitment in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by the Fronting Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (i) the LC Exposure shall not exceed the LC Commitment in effect at such time and (ii) the Revolving Credit Utilization at such time shall not exceed the aggregate Revolving Credit Commitments at such time.

                  (b) Each Letter of Credit shall expire at the close of business on the earlier of the date that is 12 months after the date of issuance of such Letter of Credit and the LC Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that any Letter of Credit with a term of 12 months or less may provide for the renewal thereof for additional periods of 12 months or less if the Fronting Bank has the ability to avoid any such renewal at the time of such renewal and in any event any such renewal shall not extend beyond the LC Maturity Date. Each Letter of Credit shall provide for payments of drawings in dollars.

                  (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written or telecopy notice from the Borrower to the Fronting Bank and the Administrative Agent (which shall give prompt notice thereof to each Participating Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph
(b) above), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Fronting Bank will give the Administrative Agent and the Administrative Agent will give to each Participating Lender reasonably prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

                  SECTION 3.02. Participations; Unconditional Obligations. (a) By the issuance of a Letter of Credit and without any further action on the part of the Fronting

Bank or the Participating Lenders in respect thereof, the Fronting Bank hereby grants to each Participating Lender, and each Participating Lender hereby agrees to acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Participating Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participating Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Fronting Bank in accordance with Section 2.02(f), such Participating Lender's Applicable Percentage of each LC Disbursement made by the Fronting Bank; provided, however, that the Participating Lenders shall not be obligated to make any such payment to the Fronting Bank with respect to any wrongful payment or disbursement made under any Outstanding Letter of Credit as a result of the gross negligence or wilful conduct of the Fronting Bank.

                  (b) Each Participating Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) of this Section
3.02 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  SECTION 3.03. LC Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Participating Lenders for each calendar quarter (or shorter period commencing with the Closing Date, or ending with the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit) a fee (the "LC Fee") on the average daily amount of the Outstanding Letters of Credit at a rate per annum equal to the LIBOR Spread in effect for Revolving Loans at the beginning of such period. The LC Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Administrative Agent agrees to disburse to each Participating Lender its pro rata portion of such LC Fee promptly upon receipt. The LC Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. Once paid, the LC Fee shall not be refundable in any circumstances (other than corrections of error in payment).

                  SECTION 3.04. Agreement To Repay LC Disbursements. (a) If the Fronting Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Administrative Agent, on behalf of the Fronting Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which the Fronting Bank shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City Time, on the immediately following Business Day). The Administrative Agent will promptly pay any such amounts received by it to the Fronting Bank. In the event that, after the payment of any such amount to the Fronting Bank, the Fronting Bank shall not pay such amount in respect of such draft, the Fronting Bank shall return to the Administrative Agent, for the account of the Borrower, any such unpaid amount, together with interest thereon accrued at the Federal Funds Effective Rate then in effect from and including the date such amount was paid by the Borrower to the Administrative Agent to but excluding the date such amount was repaid by the Fronting Bank to the Administrative Agent.

                  (b) The Borrower's obligation to repay the Fronting Bank for LC Disbursements made by the Fronting Bank under the Outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of the following:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any other Lender (other than the defense of payment in full in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

                  (iv) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

                  (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Fronting Bank.

                  It is understood that in making any payment under a Letter of Credit (A) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Fronting Bank.

                  SECTION 3.05. Letter of Credit Operations. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Outstanding Letter of Credit. The Fronting Bank shall as promptly as possible, but in no event later than two hours after such demand for payment, give oral notification, confirmed by facsimile notice, to the Administrative Agent and the Borrower of such demand for payment and shall as promptly as possible, but in no event later than two hours prior to any payment in respect of such demand, give oral notification, confirmed by facsimile notice, to the Administrative Agent and the Borrower of the determination by the Fronting Bank as to whether such demand for payment was in accordance with the terms and conditions of such Outstanding Letter of Credit and whether the Fronting Bank has made or will make an LC Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank with respect to any such LC Disbursement, and the Administrative Agent shall promptly give each Participating Lender notice thereof.

                  SECTION 3.06. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Participating Lenders holding participations in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit) therefor, deposit in an account with the Collateral Agent, for the benefit of the Participating Lenders, an amount in cash equal to the LC Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for LC Disbursements, (b) be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time and (c) if the maturity of the Loans has been accelerated (but subject to the consent of Participating Lenders holding participations in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit), such amount (to the extent not applied as aforesaid) shall be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 3.07. Termination of LC Commitment. The Borrower may permanently terminate, or from time to time in part permanently reduce, the LC Commitment, in each case upon at least one Business Day's prior written or facsimile notice to the Administrative Agent and the Fronting Bank; provided that, after giving effect to such termination or reduction, the LC Commitment shall not be less than the LC Exposure at such time or greater than the aggregate Revolving Credit Commitments at such time.

                  SECTION 3.08. Fronting Bank Fees. (a) The Borrower shall pay to the Fronting Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Fronting Bank shall agree.

                  (b) The Borrower shall pay to the Fronting Bank, for its own account, a fronting fee (the "Fronting Fee") on the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) under all outstanding Letters of Credit at the rate of 0.20% per annum, payable in arrears on the last day of each March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. The Fronting Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

                  SECTION 3.09. Resignation or Removal of Fronting Bank. (a) The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Administrative Agent and the Lenders. Upon any such resignation or removal, the Borrower shall (within 180 days after such notice of resignation or removal) either appoint a Lender (with the consent of such Lender) as successor, or terminate the unutilized LC Commitment; provided, however, that, if the Borrower elects to terminate the unutilized LC Commitment, the Borrower may at any time thereafter that the Revolving Credit Commitments are in effect reinstate by notice to the Administrative Agent and the Lenders the LC Commitment in connection with the appointment of a successor Fronting Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to
Section 2.05(d). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require.

                  (b) After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  SECTION 3.10. Existing Letters of Credit. All Existing Letters of Credit shall be deemed to constitute Letters of Credit issued under this Agreement as of the

Closing Date.

                                   ARTICLE IV

                         Representations and Warranties

                  The Borrower represents and warrants to each of the Lenders, the Agents, the Swingline Lenders and the Fronting Bank that:

                  SECTION 4.01. Organization; Powers. Each of the Borrower, TAFSI and the Guarantors (a) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect and (d) has the power and authority (corporate or otherwise) to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of Borrower, to borrow hereunder.

                  SECTION 4.02. Authorization. The execution, delivery and performance by the Borrower, each Guarantor and TAFSI, as applicable, of each of the Transaction Documents to which it is a party, the borrowings hereunder, the creation of the security interests contemplated by the Security Documents and the other transactions contemplated by the Transaction Documents (a) have been duly authorized by all requisite corporate, limited liability company or limited partnership and, if required, stockholder, member or partner action and (b) will not (i) violate (A) any provision of law, statute, rule, regulation or order of any Governmental Authority, other than any law, statute, rule, regulation or order of any Governmental Authority, the violation of which will not result in a Material Adverse Effect, or of the certificate of incorporation, certificate of formation or other constitutive documents or by-laws, operating agreements or agreement of limited partnership, as the case may be, of the Borrower, any Guarantor or TAFSI or (B) any provision of any material indenture, agreement or other instrument to which the Borrower, any Guarantor or TAFSI is a party or by which any of them or any of their property (including the Mortgaged Properties) or assets is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, any Guarantor or TAFSI.

                  SECTION 4.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Transaction Document to which the Borrower, any Guarantor or TAFSI is a party constitutes, or when executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower, such Guarantor or TAFSI, as the case may be, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  SECTION 4.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority by any Guarantor, TAFSI or the Borrower is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect and other than filings, recordings and approvals
(i) to record deeds and leases with respect to real properties, (ii) to record and/or perfect the security interest created by the Security Documents, (iii) to record a leasehold memorandum, if currently unrecorded, in respect of any leasehold interest to which a Leasehold Mortgage relates and (iv) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.05. Financial Statements. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its subsidiaries as of June 30, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Transactions (including the Borrowings under this Agreement contemplated to be made on the Closing Date), (ii) the Sale and Lease-Back Transactions contemplated under
Section 7.03 and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum, is based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its subsidiaries as of June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at June 30, 2000.

                  (b) The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows (i) as of and for the fiscal years ended December 31, 1999, 1998 and 1997, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by its chief financial officer . Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such financial statements and the notes thereto disclose all material liabilities required under GAAP to be disclosed, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  SECTION 4.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its subsidiaries, taken as a whole, since

December 31, 1999.

                  SECTION 4.07. Title to Properties; Possession Under Leases.
(a) After giving effect to the consummation of the Transactions on the Closing Date, each of the Borrower, the Guarantors and TAFSI will have good and marketable title to, or valid leasehold interests in, all its material properties and assets (including, in the case of the Guarantors, all Mortgaged Property); all such material properties and assets shall be free and clear of Liens, other than Liens expressly permitted by Section 7.02; and, except for leases of Mortgaged Properties set forth on Schedule 7.02 and leases permitted by Section 7.03, no material portion of any Mortgaged Property shall be subject to any lease, license, sublease or other agreement granting to any Person any right to use, occupy, or enjoy the same.

                  (b) Except as set forth on Schedule 4.07(b), after giving effect to the consummation of the Transactions on the Closing Date, each Guarantor shall have complied with all material obligations under all material leases to which such Guarantor shall then be a party, and all such leases shall be in full force and effect; and each Guarantor shall enjoy peaceful and undisturbed possession under all such material leases under which it is tenant. Neither the Borrower nor TAFSI is a party to any lease.

                  (c) Except as set forth on Schedule 4.07(c), neither the Borrower nor any Guarantor has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

                  (d) Except as set forth on Schedule 4.07(d), as of the Closing Date, neither the Borrower nor any Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  SECTION 4.08. Subsidiaries. As of the Closing Date, (a) the Borrower has no subsidiaries other than the Guarantors and TAFSI, (b) none of the Guarantors other than TA and TC Realty has any subsidiaries, (c) TA has no subsidiaries other than TA Travel, TC Realty and TA Licensing and (d) TAFSI has no subsidiaries.

                  SECTION 4.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 4.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any Guarantor or TAFSI or any business, property (including the network of TravelCenters operated by the Borrower's subsidiaries), assets or rights of any such Person (i) that involve any Transaction Document or the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

                  (b) None of the Borrower, the Guarantors or TAFSI, nor any of their respective material properties or assets (including all Mortgaged Properties), are in violation of, nor will the continued operation of their material properties and assets (including all Mortgaged Properties) as currently conducted, violate any material law, rule, regulation or statute (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting such properties or assets, or are in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect. The issuance of the Letters of Credit will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation would have a Material Adverse Effect.

                  (c) All certificates of occupancy and/or completion and other permits, licenses, consents and approvals required by law or by any order, rule or regulation of any Governmental Authority for the use and operation of the Mortgaged Properties for their intended purposes have been issued and are in full force and effect except to the extent that the failure to have them would not, individually or in the aggregate, result in a Material Adverse Effect.

                  SECTION 4.10. Agreements. After giving effect to the Transactions, none of the Borrower, the Guarantors or TAFSI is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.11. Federal Reserve Regulations. (a) None of the Borrower, the Guarantors or TAFSI is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Letter of Credit or any Loan or Swingline Loan will be used by the Borrower, any Guarantor or TAFSI, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrower, the Guarantors or TAFSI (a) is an "investment company" as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.13. Use of Proceeds. The proceeds of the Term Loans, together with the net proceeds of the issuance of the Subordinated Notes, the Sponsor Contribution and a portion of the Borrower's excess cash, are to be used solely (a) to fund the cash Merger Consideration of approximately $290,600,000 (subject to adjustment as described in Section 3.02 of the Merger Agreement) to be paid in connection with the Merger, (b) to repay (or, in the case of Existing Term Loans and Assigned Indebtedness, to purchase, as provided in Section 2.01(b)) in full all Indebtedness of the Borrower and its subsidiaries outstanding on the Closing Date (other than (i) any such Indebtedness set forth in Schedule 7.01, (ii) any 10 1/4% Subordinated Notes that are not tendered pursuant to the Debt Tender Offer and (iii) any such Indebtedness permitted pursuant to clauses (e), (i), (j), (k), (m) and (p) of Section 7.01), including the payment of accrued interest and prepayment premiums with respect thereto and (c) to pay the Transaction Costs. The Letters of Credit will be used solely for general corporate purposes in the ordinary course of business of the Borrower and its subsidiaries. The proceeds of the Swingline Loans and the Revolving Loans are to be used solely for general corporate purposes of the Borrower and its subsidiaries; provided that Revolving Loans will not be used for any of the purposes described in clauses (a) through (c) above, except that
(i) on the Closing Date Revolving Loans not exceeding $305,000 in the aggregate will be permitted for such purposes and (ii) within 45 days after the Closing Date, solely upon a determination in accordance with the procedures set forth in the Merger Agreement that an increase in the Merger Consideration is required pursuant to Section 3.02 of the Merger Agreement, Revolving Loans in an aggregate principal amount of up to $10,000,000 may be used by the Borrower to pay for such increase in the Merger Consideration if (A), based on the unaudited pro forma balance sheet of the Borrower as of the last day of the fiscal month most recently ended at least 30 days before the date of determination of the amount of such increase, the Borrower's ratio of Total Debt to EBITDA, determined for the four consecutive calendar quarters ending on the last day of such fiscal month, does not exceed 4.90 to 1.00, and (B) the ratio of (1) the Equity Contributions to (2) the sum of (x) Total Debt and (y) the Equity Contributions is not less than 0.30 to 1.00, in the case of each of clauses (A) and (B) after giving effect to the Transactions, including such Borrowing of up to $10,000,000 and any other Revolving Loans.

                  SECTION 4.14. Tax Returns. Each of the Borrower, TAFSI and the Guarantors has timely filed or caused to be filed all material Federal, state, local and foreign tax returns and reports required to have been filed by it or with respect to it and has paid or caused to be paid all taxes and assessments required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, TAFSI or such Guarantor, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP and (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each of the Borrower, TAFSI and the Guarantors has filed or made adequate provision in accordance with GAAP on its books for any material taxes payable by it in connection with the Transactions.

                  SECTION 4.15. No Material Misstatements. The information provided by or on behalf of the Borrower and contained in the Confidential Information Memorandum (including all attachments and exhibits thereto), as supplemented, and as supplemented further by information heretofore provided in writing by or on behalf of the Borrower to the Lenders, when taken as a whole, was, as of the date of the Confidential Information Memorandum, the dates otherwise specified therein or the dates upon which such information was provided in writing, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided that (a) the statements therein describing documents and agreements are summaries only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information known to it at the time in the preparation of such information and
(c) as to the information that is specified as having been supplied by third parties other than Affiliates of the Borrower, the Borrower represents only that it is not aware of any material misstatement therein or omission therefrom.

                  SECTION 4.16. Employee Benefit Plans. Each of the Borrower, the Guarantors, TAFSI and their ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, except where the liability that could reasonably be expected to result from noncompliance would not have a Material Adverse Effect. No Reportable Event has occurred or exists or is reasonably expected to occur as to which the Borrower, any Guarantor, TAFSI or any ERISA Affiliate was or is required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan. None of the Borrower, the Guarantors, TAFSI or any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Borrower, the Guarantors, TAFSI or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 4.17. Environmental and Safety Matters. (a) After giving effect to the Transactions, each of the Borrower, the Guarantors and TAFSI is in compliance with all Environmental and Safety Laws, with the exception of instances that will not in the aggregate result in a Material Adverse Effect.

                  (b) (i) None of the Borrower, the Guarantors, or TAFSI has received written notice of any failure to comply with, nor has any such notice been issued that has not been fully satisfied so as to bring any property of the Borrower, TAFSI or any Guarantor into full compliance with, all Environmental and Safety Laws, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect; (ii) after giving effect to the Transactions, the plants and facilities of the Borrower and its subsidiaries do not use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental and Safety Laws, except where such violations would not reasonably be expected to have a Material Adverse Effect; (iii) after giving effect to the Transactions, all licenses, permits or registrations (or any extensions thereof) required under any Environmental and Safety Law for the business of the Borrower and its subsidiaries as conducted have been obtained and each of the Borrower and its subsidiaries is in compliance therewith, except for the failure to obtain such licenses, permits or registrations or to comply therewith which would not reasonably be expected to have a Material Adverse Effect; and (iv) neither the Borrower nor any of its subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree (in each case under any Environmental and Safety
Law) where all instances of such noncompliance, breach or default at any time would, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present whether or not in a reportable or threshold planning quantity, at, on or under any property owned or leased by the Borrower or any of its subsidiaries during the period of the Borrower's or such subsidiary's ownership or lease of such property, or to the knowledge of the Borrower or such subsidiary at any time previous to such ownership or lease, under conditions that require remedial action under applicable Environmental and Safety Laws, except where such remedial action would not reasonably be expected to have a Material Adverse Effect, (ii) no property now or previously owned or leased by the Borrower or any of its subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances related to the Borrower or any of its Subsidiaries to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup, except where any liability for such transportation or arrangement for transportation could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that would reasonably be expected to result in a Material Adverse Effect.

                  (d) The Borrower and its subsidiaries, taken as a whole, are not and have no reason to believe that they will be subject to any requirement of Environmental and Safety Laws that will result in cash expenditures related to environmental, health or safety matters that would reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.18. Solvency. After giving effect to the Transactions to occur on the Closing Date, (a) the fair salable value of the assets of (i) the Borrower and its subsidiaries, on a consolidated basis, and
(ii) each Guarantor will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its subsidiaries, on a consolidated basis, and such Guarantor, respectively, as they mature, (b) the assets of (i) the Borrower and its subsidiaries, on a consolidated basis, and (ii) each Guarantor will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, including the capital needs of the Borrower and its subsidiaries, on a consolidated basis, or such Guarantor, respectively (taking into account, in each case, the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses), and (c) neither the Borrower nor the Guarantors intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by them and the amounts to be payable on or in respect of their obligations).

                  SECTION 4.19. Employment and Management Agreements. Except as disclosed on Schedule 4.19, as of the Closing Date there are no (a) employment agreements covering senior management employees of the Borrower, TAFSI or any Guarantor or other material agreements relating to the compensation of management employees (including the issuance of securities of the Borrower to management employees), (b) agreements for senior management or consulting services to which the

Borrower, TAFSI or any Guarantor is a party or by which any of them is bound or
(c) collective bargaining agreements or other labor agreements covering any of the employees of the Borrower, any Guarantor or TAFSI.

                  SECTION 4.20. Capitalization. (a) As of the Closing Date and after giving effect to the Transactions, the authorized capital stock of the Borrower consists of 20,000,000 shares of Common Stock, par value $.00001 per share (the "Common Stock"), of which 6,929,756 shares are issued and outstanding. All outstanding shares of capital stock of the Borrower are fully paid and nonassessable. Set forth on Schedule 4.20(a)(i) is a list of every Person that, as of the Closing Date (after giving effect to the Transactions), will own beneficially (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto) and of record shares of any class of capital stock of the Borrower, together with the number of shares of such class so owned.

                  (b) All outstanding shares of capital stock of TA are fully paid and non assessable and are owned beneficially and of record by the Borrower and have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

                  (c) All outstanding shares of capital stock of TAFSI are fully paid and nonassessable and are owned beneficially and of record by the Borrower and have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

                  (d) All outstanding shares of capital stock of TA Licensing are fully paid and nonassessable and are owned beneficially and of record by TA and have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

                  (e) All outstanding membership interests of TA Travel are fully paid and nonassessable and are owned beneficially and of record by TA and TC Realty and have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

                  (f) Except as set forth on Schedule 4.20(f), as of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plans or similar plans) of any nature relating to any capital stock of the Borrower, TAFSI, TA or any other Guarantor.

                  (g) All outstanding shares of capital stock of TC Realty are fully paid and nonassessable and are owned beneficially and of record by TA and have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

                  (h) All outstanding partnership interests of TC Properties are fully paid and nonassessable and are owned beneficially and of record by TC Realty and TA and have been duly and validly pledged under the Pledge Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

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                  SECTION 4.21. Security Documents. (a) The Pledge Agreement is
effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and proceeds thereof and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first-priority Lien on, and security interest in, all right, title and interest of the Borrower, each Guarantor or TAFSI, as applicable, in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.21 (or, in the case of TAFSI, in the offices of the Secretary of State of the State of Ohio), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI and each Guarantor, as applicable, in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

                  (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of each Guarantor's right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and, when the Mortgages are filed in the offices specified on Schedule 1.01(c), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of such Guarantor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

                  (d) The Trademark Security Agreement is effective to create in favor of the Collateral Agent, for ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Trademark Security Agreement) and the proceeds thereof, and upon the filing of assignment statements with the United States Patent and Trademark Office, together with financing statements in appropriate form filed in the offices specified on Schedule 4.21, the Trademark Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI and each Guarantor in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

                  SECTION 4.22. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its subsidiaries pending or, to the Borrower's knowledge, threatened. The hours worked by and payment made to employees of the Borrower and its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its subsidiaries is a party or by which the Borrower or any of its subsidiaries is bound on the Closing Date.

                  SECTION 4.23. Location of Real Property and Leased Premises.
(a) Schedule 4.23(a) lists completely and correctly as of the Closing Date all real property owned by the Guarantors and the addresses thereof. Each Guarantor will own in fee all the real property set forth on Schedule 4.23(a) with respect to such Guarantor.

                  (b) Schedule 4.23(b) lists completely and correctly as of the Closing Date all real property leased or subleased by the Guarantors as tenants and the addresses thereof. Each Guarantor has a valid lease or sublease in all the real property set forth on Schedule 4.23(b) with respect to such Guarantor.

                  (c) The Borrower and TAFSI do not and, as of the Closing Date, TA Travel does not, own or lease any real property.

                  SECTION 4.24. Insurance. The Borrower and each Guarantor maintains with financially sound insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, all-risk casualty, public liability and product liability) as are usually insured against in the same general geographic area by companies engaged in the same or similar business.

                  SECTION 4.25. Delivery of Documents. (a) The Borrower has previously made available, and has caused each Guarantor to make available, to the Agents true, correct and complete copies of all real property leases or subleases, easement agreements, option agreements and other agreements, instruments and documents (whether or not recorded) that encumber or otherwise affect title to the Mortgaged Properties.

                  (b) On or prior to the Closing Date, the Agents have received true, correct and complete copies of the Environmental Agreements and the Subordinated Note Indenture, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended, supplemented or otherwise modified, nor have any of the provisions thereof been waived, in each case in any manner that, in the reasonable judgment of the Agents, is adverse in any material respect to the Lenders, except pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders.

                  (c) Each of the Environmental Agreements, the amendment to the 10 1/4% Subordinated Note Indenture contemplated by the Debt Tender Offer and the Subordinated Note Indenture has been duly executed and delivered by the Borrower, TAFSI and the applicable Guarantor and, to the Borrower's knowledge, by each party thereto and each of the material terms and provisions thereof is in full force and effect.

                  (d) Each of the Franchise Agreements has been duly executed and delivered by each of the Borrower, TAFSI and the Guarantors that is a party thereto and, to the Borrower's knowledge, by each other party thereto and each is in full force and effect, there having been no default thereunder by the Borrower, TAFSI or the applicable Guarantor. There has been no amendment, change or modification to any Franchise Agreement that is adverse in any material respect to the interests of the Secured Parties without the written consent of the Collateral Agent.

                  (e) On or before the date of this Agreement, each Agent has received true, correct and complete copies of the Merger Agreement, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto or other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended, supplemented or otherwise modified since the date of this Agreement, nor have any of the provisions thereof been waived, in each case except (i) for any such amendment, supplement or other modification that does not adversely affect, or is otherwise reasonably satisfactory to, the Lenders or (ii) pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders.

                  SECTION 4.26. Fees and Expenses. The aggregate amount of fees and expenses incurred in connection with the Transactions by the Borrower, TAFSI and the Guarantors (the "Transaction Costs") will not exceed the sum of (a) $32,000,000 plus (b) any amount of up to $3,000,000 by which any additional excess cash of the Borrower as of the Closing Date will have been applied or the Sponsor Contribution will have been increased pursuant to clauses (i) and (ii) of the definition of "Sponsor Contribution".


                                    ARTICLE V

      Conditions of Restatement, Lending and Issuance of Letters of Credit

                  SECTION 5.01. All Credit Events. The obligations of the Lenders to make Loans hereunder, the obligation of the Swingline Lenders to make Swingline Loans hereunder and the obligation of the Fronting Bank to issue any Letter of Credit (each, a "Credit Event") hereunder are subject to the satisfaction on the date of each Credit Event, other than a Borrowing in which Revolving Loans are refinanced with new Revolving Loans (without any increase in the aggregate principal amount of Revolving Loans outstanding) as contemplated by Section 2.02(e) and other than any Revolving Loan made pursuant to Section 2.02(f), of the following conditions:

                  (a) The Administrative Agent and, where applicable, the Fronting Bank or each Swingline Lender shall have received a notice of such Credit Event as required by Section 2.03, Section 3.01(c) and
         Section 2.21(b), respectively.

                  (b) The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date or that there are changes to the factual information contained in such representations and warranties that do not reflect any violation of or failure to comply with any provision of this Agreement or any other Loan Document.

                  (c) The Borrower shall be in compliance with all the material terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

                  Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this
         Section 5.01. Continuations and conversions of outstanding Term Borrowings pursuant to Section 2.10 shall not be deemed to be new Borrowings for the purpose of this Section 5.01.

                  SECTION 5.02. Restatement and Initial Borrowing. The amendment and restatement of the Existing Credit Agreement in the form hereof and the obligations of each Lender to make Loans hereunder (including the obligations of the Term Lenders to purchase Existing Term Loans and Assigned Indebtedness) shall not become effective until the date on which each of the following conditions is satisfied:

                  (a) The Agents shall have received a favorable written opinion of (i) Simpson Thacher & Bartlett, counsel for the Borrower, the Guarantors and TAFSI, to the effect set forth in Exhibit I-1, (ii) the General Counsel of the Borrower to the effect set forth in Exhibit I-2 and (iii) each local counsel listed on Schedule 5.02(a) to the effect set forth in Exhibit I-3, in each case
(A) dated the Closing Date, (B) addressed to the Agents, the Fronting Bank, the Lenders, the Swingline Lenders and the Collateral Agent and (C) covering such other matters incidental to the Loan Documents and the Transactions as the Agents shall reasonably request. The Borrower hereby instructs each such counsel to deliver its opinion to the Agents.

                  (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Agents.

                  (c) The Agents shall have received (i) a copy of the certificate of incorporation (or certificate of formation), including all amendments thereto, of each of the Borrower, TAFSI and the Guarantors, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standings of each of the Borrower, TAFSI and the Guarantors as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, TAFSI and the Guarantors dated the Closing Date and certifying (A) that, if applicable, attached thereto is a true and complete copy of the By-laws of the Borrower, TAFSI or such Guarantor, as the case may be, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or Managers or Managing Member) of the Borrower, TAFSI or such Guarantor, as the case may be, authorizing the execution, delivery, and performance of the Transaction Documents to which the Borrower, TAFSI or such Guarantor is or will be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation (or certificate of formation) of the Borrower, TAFSI or such Guarantor, as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of the Borrower, such Guarantor or TAFSI, as the case may be; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as Cravath, Swaine & Moore, counsel for the Agents, may reasonably request.

                  (d) The Agents shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 5.01.

                  (e) The Agents shall have received (i) all Fees due and payable on or prior to the Closing Date and (ii) reimbursement (or payment) of all expenses required to be reimbursed (or paid) by the Borrower for which invoices have been presented.

                  (f) The Guarantee Agreement shall have been duly executed by each Guarantor and the Collateral Agent, and shall be in full force and effect. The Indemnity and Subrogation Agreement shall have been duly executed by the Borrower, each applicable Guarantor and the Collateral Agent and shall be in full force and effect.

                  (g) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of each Guarantor and TAFSI shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

                  (h) Each of the Security Agreement and the Trademark Security Agreement shall have been duly executed by the Borrower and all other parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agents to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first- priority security interest in or lien on the Collateral (subject to any Lien expressly permitted by Section 7.02) described in each of such agreements shall have been delivered to the Collateral Agent.

                  (i) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrower, each Guarantor, National and TAFSI in the States (or other jurisdictions) in which are located the chief executive offices of such Persons, any offices of such Persons in which records have been kept relating to accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Agents that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7.02 or have been (or, upon consummation of the fundings on the Closing Date, will be) released.

                  (j) The Collateral Agent shall have received a Perfection Certificate with respect to each of the Guarantors, TAFSI, National and the Borrower dated the Closing Date and duly executed by a Responsible Officer of each such entity.

                  (k) (i) Each of the Security Documents, in form and substance satisfactory to the Agents, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under
Section 7.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 1.01(c) or the Borrower shall have made arrangements reasonably satisfactory to the Agents for such recordation and payment of all applicable recording taxes and charges, (iv) lender's title insurance policies with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Agents, in each case in form and substance reasonably acceptable to the Agents, insuring each Mortgage shall have been received by Agents or a nationally recognized title insurance company reasonably acceptable to the Agents shall have unconditionally committed to issue such policies and (v) the Collateral Agent shall have received such other documents, surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of this Agreement or the Mortgages or to obtain the policies of title insurance described above and such additional legal opinions as may be reasonably requested by the Agents.

                  (l) The Merger shall have been consummated or shall be consummated simultaneously with the initial borrowings under the Senior Facilities in accordance with applicable law, the Merger Agreement and all other related documentation (without giving effect to any amendment or waiver not approved by the Agents). The Merger Agreement and such related documentation shall be reasonably satisfactory to the Agents and the Agents shall be reasonably satisfied with the capitalization, structure and equity ownership of the Borrower and its subsidiaries, after giving effect to the Transactions. In addition, National shall have been merged with and into TA, and the Agents shall have received and shall be reasonably satisfied with all documentation effecting such merger and with the terms thereof.

                  (m) The Sponsor Contribution shall have been made.

                  (n) The Borrower shall have received approximately $182,900,000 in gross cash proceeds from the issuance of the Subordinated Notes in a public offering or Rule 144A or other private placement to purchasers reasonably satisfactory to the Agents, which Subordinated Notes shall (i) bear interest at a rate not greater than the then-current market rate of interest as determined in good faith by the Borrower at the time of issuance of the Subordinated Notes, (ii) mature not earlier than the tenth anniversary of the Closing Date, and not be subject to any sinking fund requirements or other amortization, (iii) be subordinated to the Senior Facilities on terms reasonably satisfactory to the Agents and (iv) otherwise have terms and conditions reasonably satisfactory in all respects to the Agents (including but not limited to terms relating to fees, covenants, events of default and remedies).

                  (o) The Borrower shall have (a) repurchased, redeemed or repaid all of the Senior Notes (other than Senior Notes constituting Assigned Indebtedness), (b) repurchased at least a majority of the 10 1/4% Subordinated Notes pursuant to the Debt Tender Offer at prices and on terms reasonably satisfactory in all respects to the Agents and the Agents shall be reasonably satisfied that all significant negative covenants of the 10 1/4% Subordinated Notes shall have been eliminated, (c) paid all principal, interest, fees and other amounts outstanding under the Existing Credit Agreement (other than Existing Term Loans and Assigned Indebtedness), and (d) the Agents shall have received reasonably satisfactory evidence of the foregoing.

                  (p) After giving effect to the Transactions, the Borrower and its subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Senior Facilities,
(b) the Subordinated Notes, (c) any 10 1/4% Subordinated Notes not tendered pursuant to the Debt Tender Offer, (d) any Indebtedness set forth in Schedule 7.01, (e) the Indebtedness evidenced by the Santa Nella Note and (f) any Indebtedness permitted pursuant to clauses (e), (i), (j), (k), (m) and (p) of
Section 7.01. The terms and conditions of all indebtedness to remain outstanding after the Closing Date (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) shall be reasonably satisfactory in all respects to the Agents. On the Closing Date, after giving effect to the Transactions, the Agents shall be satisfied that the Borrower's total outstanding Indebtedness (on a consolidated basis), excluding the Existing Synthetic Leases, shall not exceed $523,000,000 (subject to any additional amounts made available under the Revolving Facility pursuant to a working capital adjustment to the Merger Consideration as described in Section 4.13).

                  (q) The Agents shall have received (a) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for the three fiscal years ended prior to the Closing Date (including such balance sheets and statements for the fiscal year ended December 31, 1999) and (b) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for (i) each subsequent fiscal quarter ended 45 days before the Closing Date and (ii) except in the case of stockholders' equity, each fiscal month after the most recent fiscal quarter for which financial statements were received by the Agents as described above and ended 30 days before the Closing Date, which financial statements shall not be materially adversely inconsistent with the financial statements or forecasts previously provided to the Agents.

                  (r) The Agents shall have received the Pro Forma Balance Sheet, which balance sheet shall not be materially adversely inconsistent with the forecasts previously provided to the Agents.

                  (s) The Agents shall have been afforded the opportunity to review all other documentation relating to the Transactions and other transactions contemplated hereby, including without limitation, any employment agreement, management compensation arrangement or financing arrangement of the Borrower or any of its subsidiaries, and shall be reasonably satisfied in all respects with such documentation and reasonably satisfied that no member of management of the Borrower shall be subject to any noncompete agreement or other similar agreement or arrangement with any other person.

                  (t) The Agents shall be reasonably satisfied in all respects with the tax and ERISA positions and the contingent tax and other liabilities of, and with any tax sharing agreements among, each Guarantor, TAFSI and the Borrower, after giving effect to the Transactions, and the plans of such Guarantor and the Borrower with respect thereto.

                  (u) The Agents shall have received a solvency certificate, in form and substance satisfactory to the Agents, from the Chief Financial Officer of the Borrower, together with such other evidence reasonably requested by the Lenders, of the solvency of (i) the Guarantors, TAFSI and the Borrower, on a consolidated basis, and (ii) each Guarantor, in each case after giving effect to the Transactions.

                  (v) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or would have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (w) The Agents shall be reasonably satisfied with the management of the Borrower after giving effect to the Transactions and with the arrangements for the retention of such management.

                  (x) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the judgment of the Lenders could reasonably be expected to have a Material Adverse Effect.

                  (y) The Mortgaged Properties shall each be in compliance with all applicable material laws, rules, regulations, statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) and all restrictions of record and all material agreements affecting the Mortgaged Property and all decrees or orders of any Governmental Authority with jurisdiction with respect thereto, except to the extent such non-compliance or failure to obtain any necessary permits are not reasonably likely to result in a Material Adverse Effect.

                  (z) The Agents shall have received the documents required to be delivered to them pursuant to Section 4.25(b).

                  (aa) The Agents shall have received either (i) a satisfactory certificate from a Responsible Officer of the applicable Guarantor certifying to the applicable title company that, since the date of the most recent surveys relating to the Mortgaged Properties of such Guarantor delivered to the Administrative Agent, there have been no material improvements or alterations at such Mortgaged Properties, provided that such certificate shall satisfy the title company's requirement for issuance of a title insurance policy without any survey exception, (ii) a current survey (or an update of a survey previously certified to the Collateral Agent), in form and substance reasonably acceptable to the Agents, of such Mortgaged Property, or (iii) the Borrower shall have made arrangements reasonably satisfactory to the Agents for delivery of the survey materials described in (ii) above within 90 days after the Closing Date.

                  (bb) The Agents shall have received management's consolidated financial projections for the Borrower and its subsidiaries for the period from 2000 to 2009, detailed on a quarter-by-quarter basis for fiscal year 2000, which projections shall reflect the Transactions and include the written assumptions upon which such projections are based, and such projections shall be satisfactory in all respects to the Agents (such satisfaction or dissatisfaction, as the case may be, to be based on a good faith evaluation of the projections by the Agents), including with respect to any cost savings projected for the Borrower and its subsidiaries therein. Such projections shall be substantially similar in form to the projections previously furnished to the Agents.

                  (cc) The Agents shall have received any forecasts of financial results for the Borrower and its subsidiaries for the period from August through December 2000 received by the Sponsor (the "Forecast").

                  (dd) The Borrower's EBITDA for the twelve month period ended August 31, 2000, shall be not less than $104,600,000. After giving effect to the Transactions and the other transactions contemplated hereby, the ratio of (i) the Borrower's Total Debt, based on the unaudited pro forma consolidated balance sheet of the Borrower as of the Closing Date, to (ii) EBITDA for the period of twelve fiscal months ended August 31, 2000, shall not exceed 5.01 to 1.00. The Borrower's ratio of Total Debt to EBITDA, for the twelve month periods ending October 31, 2000 and December 31, 2000, in each case based on the Forecast, shall not exceed 5.08 to 1.00.

                  (ee) The Agents shall have received:

                  (i) estoppel certificates from ground lessors of any Mortgaged Property dated not more than 30 days prior to the Closing Date for not less than [ ]% of the aggregate fair market value of the Mortgaged Properties as of the Closing Date which are or which include leasehold estates;

                  (ii) subordination and attornment agreements from not less than [ ]% of the Franchisees under leases affecting the Mortgaged Properties which are not, by their terms, subject and subordinate to the Lien of the applicable Mortgage or Leasehold Mortgage; and

                  (iii) copies of each lease between TC Properties, as lessor, and TA, as lessee, which shall be in form and substance satisfactory to the Agents.

                  Section 5.03. Certain Qualifications. In respect of the condition set forth in Section 5.01(b) that the representations and warranties set forth in Article IV shall be true and correct as of the date of each Credit Event, the Agents and Lenders will not claim that such condition is not satisfied with respect to the representation in
Section 4.06 as a result of a material adverse change in the "financial condition" and "results of operations" of the Borrower and its subsidiaries (as such terms are used in the definition of "Company Material Adverse Effect" in the Merger Agreement and applied in Section 2.4(c) of Amendment No. 1 thereto) unless Holdings would be able to claim such a material adverse change for the same period pursuant to Section 2.4(c) of Amendment No. 1 to the Merger Agreement; provided, however, that this understanding shall not have any application after the Closing Date and this understanding shall not prohibit (a) a claim that the Borrower has breached any representation regarding the absence of a material adverse change or (b) a claim by the Agents or the Lenders that any other condition to the initial Borrowing under this Agreement has not been satisfied, in the case of (a) and (b) with respect to events, changes, effects or developments affecting (i) the results of operations of the Borrower and its subsidiaries for the periods following the period described in the Closing Forecast (as defined in the Merger Agreement), (ii) the financial condition of the Borrower and its subsidiaries, or (iii) the business, properties, assets or prospects of the Borrower and its subsidiaries (in each case referred to in clauses (i) and (ii) and in the case of prospects, other than events, changes, effects or developments (including, without limitation, trends in the "results of operations" of the Borrower and its subsidiaries) directly resulting from, or directly relating to, results of operations of the Borrower and its subsidiaries for the period described in the Closing Forecast) .

                                   ARTICLE VI

                              Affirmative Covenants

                  The Borrower covenants and agrees with each Lender, the Agents, the Fronting Bank and the Swingline Lenders that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or Swingline Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause each of its subsidiaries to:

                  SECTION 6.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not be construed to prohibit any merger or consolidation permitted by Section 7.05 or the liquidation or dissolution of any subsidiary of the Borrower that is not prohibited by any other provision of this Agreement.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply with all applicable laws, rules, regulations and statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  (c) Maintain all financial records in accordance with GAAP.

                  SECTION 6.02. Insurance. (a) Keep its properties (including Improvements and Personal Property (each as defined in the Mortgages)) insured at all times by financially sound and reputable insurers against loss by fire, casualty and such other hazards as may be afforded by an "all risk" policy or a fire policy covering "special" causes of loss, including building ordinance law endorsements; cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to the Borrower, the applicable Guarantor or any independent operator engaged to operate a TravelCenter (if any) under such policies directly to the Collateral Agent unless (i) the amounts so payable shall not exceed $50,000 and (ii) the insurance carrier shall not have received written notice from the Administrative Agent or the Collateral Agent that an Event of Default has occurred and, if received, such notice shall not have been withdrawn (with the Administrative Agent agreeing to withdraw such notice if the related Event of Default shall have been cured and no other Event of Default shall then exist), cause all such policies to provide that neither the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect its interest; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by insurer to the Administrative Agent and the Collateral Agent or (ii) for any other reason upon not less than 30 days' prior written notice thereof by insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor; and cause each all-risk policy maintained by the Borrower or any Guarantor to be endorsed to provide for a waiver by the related insurer of all its rights to recovery against any independent operator engaged to operate a TravelCenter (if any) for damage covered by such policy.

                  (b) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "special flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, obtain (and/or cause the related Franchisee, if any, to obtain) flood insurance in such total amount as the Collateral Agent or the Administrative Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time or (ii) "Zone I" area, obtain (and/or cause the related Network Operator, if any, to obtain) earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

                  (c) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $5,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

                  (d) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.02 is taken out by the Borrower, any Guarantor or any independent operator engaged to operate a TravelCenter and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  (e) In connection with the covenants set forth in this Section 6.02, it is understood and agreed that:

                  (i) neither the Administrative Agent, the Lenders, the Swingline Lenders, the Fronting Bank nor their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Borrower shall look, and shall cause each Guarantor to look, solely to its insurance company or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance company shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lenders, the Fronting Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties as requested above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Swingline Lenders, the Fronting Bank and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this
         Section 6.02, shall in no event be deemed a representation, warranty, or advice by the Administrative Agent or the Collateral Agent that such insurance is adequate for the purposes of the Borrower's and each Guarantor's business or the protection of the Borrower's and each Guarantor's properties and the Administrative Agent and the Collateral Agent shall have the right from time to time to require the Borrower to keep (and/or cause any Guarantor or the related Network Operator, if any, to keep) other insurance in such form and amount as the Administrative Agent or the Collateral Agent may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

                  SECTION 6.03. Obligations and Taxes. Pay its Indebtedness and other material obligations promptly, and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, its well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower, TAFSI or a Guarantor, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

                  SECTION 6.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (for distribution to the Lenders):

                  (a) within 105 days after the end of each fiscal year (or 90 days during any time that the Borrower is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended), the consolidated and consolidating balance sheets and related statements of income and cash flow, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of their operations during such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days (or 45 days during any time that the Borrower is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended) after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or a Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent calculating the Leverage Ratio as of the end of the period covered by such financial statements and demonstrating compliance with the covenants contained in Sections 7.13. 7.14, and
         7.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements for the fiscal year ended December 31, 1999, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its subsidiaries with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to any of their shareholders, as the case may be;

                  (e) promptly following the preparation thereof, copies of each management letter prepared by the Borrower's, a Guarantor's or TAFSI's auditors (together with any response thereto prepared by the Borrower, such Guarantor or TAFSI);

                  (f) as soon as available, and in any event no later than 105 days after the end of each fiscal year historical summary data for the immediately preceding year and forecasted financial projections and summary data through the end of the then current fiscal year, in substantially the same form and format as set forth in Sections 9 and 10 of the Confidential Information Memorandum (including a specification of the underlying assumptions and a management discussion of historical results), all certified by a Financial Officer of the Borrower to be a fair summary of its results and its good faith estimate of the forecasted financial projections and results of operations for the period through the then-current fiscal year;

                  (g) upon the earlier of (i) 105 days after the end of each fiscal year of the Borrower and (ii) the date on which the financial statements with respect to such period are delivered pursuant to paragraph (a) above, a certificate of a Financial Officer of the Borrower setting forth, in detail satisfactory to the Administrative Agent, the amount of Excess Cash Flow, if any, for such period;

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Guarantor, TAFSI or the Borrower, or compliance with the terms of any Loan Document, as the Administrative Agent, the Fronting Bank, any Swingline Lender or any Lender may reasonably request;

                  (i) promptly, a copy of any amendment or waiver of any provisions of any agreement referenced in Section 7.10 or any other amendment or waiver of any provisions of any agreement to the extent that such amendment or waiver is required hereunder to be furnished to the Administrative Agent, the Fronting Bank or any Lender;

                  (j) promptly a copy of any notice of default received by the Borrower, TAFSI or any Guarantor or under the Subordinated Note Indenture or an indenture in respect of any Subordinated Note Refinancing Indebtedness, as the case may be;

                  (k) a copy of all notices (other than regarding any scheduled or mandatory repayments), certificates, financial statements and reports, as and when delivered by or on behalf of the Borrower, TAFSI or any Guarantor or under the Subordinated Note Indenture or an indenture in respect of any Subordinated Note Refinancing Indebtedness, as the case may be (except to the extent any such notice, certificate, financial statement or report is otherwise required to be delivered pursuant to this Agreement); and

                  (l) a copy of all solicitations or requests for any proposed waiver or amendment of any of the provisions of the Subordinated Note Indenture or an indenture in respect of any Subordinated Note Refinancing Indebtedness, as the case may be (but only if the consent or approval of the Lenders is required in connection therewith).

                  SECTION 6.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Fronting Bank, each Swingline Lender, the Collateral Agent and each Lender prompt written notice of the occurrence of the following:

                  (a) promptly after obtaining knowledge thereof, any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

                  SECTION 6.06. ERISA. (a) Comply in all respects with the applicable provisions of ERISA where failure to do so could reasonably be expected to have a Material Adverse Effect and (b) furnish to the Administrative Agent (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any Guarantor or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred, as to which the Borrower, any Guarantor, TAFSI or any

ERISA Affiliate was or is required to file a report with the PBGC, that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower, TAFSI, any Guarantor or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower, TAFSI or any Guarantor or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans, (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower, TAFSI or such Guarantor, as applicable, setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and
(iv) promptly and in any event within 30 days after receipt thereof by the Borrower, TAFSI or any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multi employer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, where the liability that would reasonably be expected to result would have a Material Adverse Effect.

                  SECTION 6.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Agent, the Fronting Bank, any Swingline Lender, the Collateral Agent or any Lender to visit and inspect the financial records, and the properties of the Borrower, TAFSI and each Guarantor at reasonable times and upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Agent, the Fronting Bank, any Swingline Lender, the Collateral Agent or any Lender to discuss the affairs, finances and condition of the Borrower, TAFSI or any Guarantor or any properties of Borrower or any Guarantor with the officers thereof.

                  SECTION 6.08. Use of Proceeds. Use the Letters of Credit and the proceeds of the Revolving Loans, any Swingline Loans and the Term Loans only for the purposes set forth in Section 4.13.

                  SECTION 6.09. Fiscal Year. Cause its fiscal year to end on December 31 of each year.

                  SECTION 6.10. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction

Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, each of the Borrower, TAFSI and the Guarantors will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower, each Guarantor and TAFSI (including real and other properties acquired subsequent to the Closing Date)); provided that the Borrower, TAFSI and the Guarantors shall not be required to create, or cause to be created, mortgages with respect to leasehold interests in real property with a fair market value not in excess of $1,000,000. Such security interests and Liens, will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents, in form and substance satisfactory to the Required Lenders, and each of the Borrower, TAFSI and the Guarantors shall deliver or cause to be delivered to the Lenders all such instruments and documents, (including legal opinions, title insurance policies and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 6.10. Each of the Borrower and the Guarantors agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                  (b) Within 90 days following the Closing Date, enter into Lockbox Agreements with financial institutions reasonably acceptable to the Administrative Agent.

                  (c) If any additional direct or indirect subsidiary of the Borrower is organized or acquired by the Borrower after the date hereof, (i) notify the Administrative Agent and the Lenders of such subsidiary's organization or acquisition, (ii) cause such subsidiary (unless such subsidiary is a Foreign Subsidiary), simultaneously with its organization or acquisition, to execute and become a party to the Guarantee Agreement, the Indemnity and Subrogation Agreement, the Security Agreement and each applicable other Security Document in favor of the Collateral Agent and (iii) if any shares of capital stock or other equity interest or Indebtedness of such subsidiary are owned by or on behalf of the Borrower or any Guarantor, cause such Person, simultaneously with such subsidiary's organization or acquisition, to pledge to the Collateral Agent such shares, evidence of such other equity interests and promissory notes evidencing such Indebtedness pursuant to the Pledge Agreement; provided that the Borrower and the Guarantors shall not be required to pledge more than 65% of the outstanding voting equity interests in any Foreign Subsidiary. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each security interest and Lien created pursuant to such Security Documents.

                  SECTION 6.11. Rate Protection Agreements. In the case of the Borrower, have in effect or enter into within 120 days following the Closing Date, and maintain at any time prior to the date that is two years following the Closing Date, Rate Protection Agreements satisfactory to the Administrative Agent, with respect to the Loans, to the extent necessary to cause not less than 50% of the Indebtedness of the Borrower and its subsidiaries on a consolidated basis at such date to be

(a) Indebtedness that accrues interest at a fixed rate and/or (b) Indebtedness with respect to which such a Rate Protection Agreement is in effect.

                  SECTION 6.12. Environmental and Safety Laws. (a) Comply with, and use its reasonable best efforts to ensure compliance by all tenants and subtenants with, all Environmental and Safety Laws and obtain and comply with and maintain, and use its reasonable best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental and Safety Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and would not reasonably be expected to result in, a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental and Safety Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental and Safety Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have a Material Adverse Effect or the failure to conduct and complete the same would not reasonably be expected to result in a Material Adverse Effect.

                  (c) Notify the Administrative Agent of any of the following that is likely to have a Material Adverse Effect:

                  (i) any Environmental Claim that the Borrower, TAFSI or any Guarantor receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Substance contained on any property owned or leased by the Borrower, such Guarantor or TAFSI;

                  (ii) any notice of any alleged violation of or knowledge by the Borrower, Holdings, TAFSI or any Guarantor of a condition that might reasonably result in a violation of any Environmental and Safety Law;

                  (iii) any commencement or written threat of the commencement of any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental and Safety Law by the Borrower, TAFSI or any Guarantor; and

                  (iv) any Release or threat of Release of any Hazardous Substance that would reasonably be expected to result in a Material Adverse Effect.

                  (d) Without limiting the generality of Section 10.05(b), indemnify each Agent, the Fronting Bank, each Swingline Lender, the Collateral Agent and each Lender and each of their Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, expert and consultant fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental and Safety Laws applicable to the operations of the

Borrower or any Guarantor or to the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Indemnitee seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the other Loan Documents.

                  SECTION 6.13. Material Contracts. Maintain in full force and effect (including exercising any available renewal option and without amendment or modification) all its material contracts (including each operating lease permitted by Section 7.08) unless the failure so to maintain such contracts (or the amendments or modifications thereto) individually or in the aggregate, would not have a Material Adverse Effect, and promptly notify each Lender of each failure to comply with this Section 6.13.

                  SECTION 6.14. Estoppel Certificates and Subordination and Attornment Agreements. After the Closing Date, the Borrower shall use commercially reasonable efforts (not to include the paying of any consent fee) to deliver estoppel certificates from all ground lessors of Mortgaged Properties and subordination and attornment agreements from all Franchisees under leases affecting the Mortgaged Properties which are not, by their terms, subject and subordinate to the Lien of the applicable Mortgage or Leasehold Mortgage to the extent that estoppel certificates or subordination and attornment agreements from such ground lessors and Franchisees were not delivered prior to the Closing Date pursuant to Section 5.02.

                                   ARTICLE VII

                               Negative Covenants

                  The Borrower covenants and agrees with each Lender, each Agent, the Fronting Bank and each Swingline Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or Swingline Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its subsidiaries to:

                  SECTION 7.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof (including, in the case of the Existing Synthetic Leases, additional Indebtedness to be incurred thereunder that does not result in the aggregate principal amount of all Indebtedness incurred thereunder exceeding $72,000,000), and set forth on Schedule 7.01 (and any extensions, renewals or replacements of any such Indebtedness so long as (i) the weighted average interest rate applicable to such extended, renewed or replacement Indebtedness ("Refinancing Indebtedness") must be less than or equal to the interest rate applicable to the Indebtedness being extended, renewed or replaced, (ii) no material terms applicable to such Refinancing Indebtedness (including any Guarantees and the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms contained in the Indebtedness being extended, renewed or replaced prior to such refinancing, (iii) the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being extended, renewed or replaced and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the next scheduled principal payment (determined as of the date of such extension, renewal or replacement) in respect of the Indebtedness being extended, renewed or replaced, (iv) the principal amount of such Refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being extended, renewed or replaced and (v) such Refinancing Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom);

                  (b) Indebtedness created under the Loan Documents;

                  (c) in the case of the Guarantors, Indebtedness consisting of purchase money Indebtedness incurred after the Closing Date to finance Capital Expenditures permitted under Section 7.13; provided, however, that (i) for purposes of Section 7.13, the aggregate principal amount of any such Indebtedness shall be deemed to be a Capital Expenditure at the time incurred or assumed, (ii) the aggregate of (A) the aggregate principal amount of Indebtedness permitted pursuant to this Section 7.01(c) and (B) any Capital Lease Obligations permitted pursuant to Sections 7.01(d) and 7.11(c) shall not exceed $35,000,000 at any time outstanding and (iii) such Indebtedness is incurred within 90 days after the making of the Capital Expenditures financed thereby;

                  (d) in the case of the Guarantors, Indebtedness in respect of Capital Lease Obligations permitted under Section 7.11(c);

                  (e) in the case of the Borrower or any Guarantor, Indebtedness in respect of fuel- supply, hedging agreements and arrangements, provided that any such agreements or arrangements shall have been entered into for bona fide hedging purposes and pursuant to a written fuel-supply hedging policy approved by the board of directors of the Borrower;

                  (f)(i) in the case of the Borrower, Indebtedness in respect of the Subordinated Notes in an aggregate principal amount at any time outstanding not in excess of $190,000,000 (minus the amount of any Subordinated Notes refinanced pursuant to clause (h) below) and (ii) in the case of the Guarantors, Indebtedness in respect of the Subordinated Note Guarantees;

                  (g) in the case of the Borrower, Indebtedness in respect of any 10 1/4% Subordinated Notes not repurchased by the Borrower pursuant to the Debt Tender Offer, and, in the case of TA, its existing subordinated Guarantee in respect thereof;

                  (h) Indebtedness that arises from the refinancing from time to time by the Borrower of the Subordinated Notes and is subordinate to the Obligations; provided, however, that (i) such refinancing must be in whole and not in part, (ii) the weighted average interest rate applicable to such Indebtedness must be less than or equal to the interest rate applicable to the Subordinated Notes, (iii) no material terms applicable to such Indebtedness (including the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms that are applicable under the Subordinated Note Indenture prior to such refinancing, (iv) the weighted average life to maturity of such Indebtedness shall be greater than or equal to the weighted average life to maturity of the Subordinated Notes and the first scheduled principal payment in respect of such Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Subordinated Notes, (v) such Indebtedness shall be Indebtedness of the Borrower, (vi) such Indebtedness shall be unsecured, (vii) the guarantees by the Guarantors of such Indebtedness shall be no more favorable to the refinancing lenders than the Subordinated Note Guarantees, (viii) the principal amount of such Indebtedness shall be less than or equal to the principal amount then outstanding of the Subordinated Notes and (ix) such Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom;

                  (i) in the case of TAFSI, Indebtedness to the Borrower or any Guarantor, provided that the amount of all such Indebtedness does not exceed $3,000,000 in the aggregate at any time outstanding;

                  (j) in the case of any Guarantor, Indebtedness to the Borrower, the other Guarantors or TAFSI;

                  (k) in the case of the Borrower, Rate Protection Agreements;

                  (l) in the case of the Guarantors, other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $10,000,000; provided that Indebtedness permitted by this clause may be secured within the limitations described in Section 7.02(n) or (o);

                  (m) in the case of the Borrower, Indebtedness to any of its subsidiaries;

                  (n) Indebtedness of any subsidiary of the Borrower that becomes a subsidiary of the Borrower after the date hereof pursuant to a Permitted Business Acquisition; provided that (i) such Indebtedness is outstanding at the time such subsidiary becomes a subsidiary of the Borrower and is not created in contemplation of or in connection with such subsidiary becoming a subsidiary of the Borrower (and any extensions, renewals or replacements of any such Indebtedness so long as (A) the weighted average interest rate applicable to such extended, renewed, refinanced or replacement Indebtedness ("Refinancing Indebtedness") must be less than or equal to the interest rate applicable to the Indebtedness being extended, renewed, refinanced or replaced, (B) no material terms applicable to such Refinancing Indebtedness (including the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms contained in the Indebtedness being extended, renewed, refinanced or replaced prior to such refinancing,
         (C) the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being extended, renewed, refinanced or replaced and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the next scheduled principal payment (determined as of the date of such extension, refinancing, renewal or replacements) in respect of the Indebtedness being extended, renewed, refinanced or replaced, (D) the principal amount of such Refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being extended, renewed, refinanced or replaced and (E) such Refinancing Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom), (ii) such subsidiary shall be a Guarantor, (iii) such Indebtedness is not Guaranteed by the Borrower or by any other Guarantor and (iv) the aggregate principal amount of Indebtedness permitted by this clause (n) shall not exceed $10,000,000 at any time outstanding;

                  (o) Indebtedness incurred to finance cash consideration payable in connection with Permitted Business Acquisitions; provided that (i) any Permitted Business Acquisitions that are to be financed with any such Indebtedness must be consummated within six months after the date of issuance of such Indebtedness (and the proceeds of such Indebtedness shall be deposited with the Collateral Agent until so used and, to the extent such proceeds are not applied to Permitted Business Acquisitions within such six-month period, such proceeds shall be applied to prepay Term Borrowings), (ii) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the Subordinated Notes and otherwise reasonably satisfactory to the Administrative Agent, (iii) the stated maturity thereof shall be on or after the date that is six months after the Term Loan Maturity Date, and no scheduled or other mandatory payments of principal shall be required prior to the date that is six months after the Term Loan Maturity Date, (iv) the other terms and conditions thereof shall be no less favorable to the Lenders than the terms and conditions contained in the Subordinated Note Documents and such other terms and conditions shall be otherwise satisfactory to the Administrative Agent, (v) such Indebtedness shall be Indebtedness of the Borrower (but may be Guaranteed by the Guarantors), (vi) such Indebtedness shall be unsecured, (vii) any Guarantees of such Indebtedness by the Guarantors shall be on terms and conditions no less favorable to the Lenders than the Subordinated Note Guarantees, (viii) the amount of Indebtedness permitted by this clause (o) at any time outstanding shall not exceed the sum of $100,000,000 plus the aggregate principal amount of Term Loans prepaid with the proceeds of such Indebtedness as provided in clause (i) above or in the following proviso, and (ix) such Indebtedness may not be incurred at any time that a Default or Event of Default has occurred and is continuing or would result therefrom; provided further that if the Borrower is issuing Indebtedness in the capital markets that is otherwise permitted by this clause (o) and in order to successfully market such Indebtedness it is necessary to increase the aggregate principal amount thereof being issued, then the Borrower may, subject to all the conditions set forth in the immediately preceding proviso (including the limitation set forth in clause (viii) above), so increase the aggregate principal amount of such Indebtedness, but the incremental proceeds resulting from such increase must be deposited with the Collateral Agent and, to the extent such proceeds are not used to finance a Permitted Business Acquisition within six months after the date of issuance of such Indebtedness, such proceeds shall be applied to prepay Term Borrowings or, at the Borrower's option, Revolving Credit Borrowings (provided that the aggregate amount of such proceeds applied to prepay Revolving Credit Borrowings shall not exceed, on a cumulative basis during the term of this Agreement, $50,000,000); and

                  (p) in the case of the Borrower, Guarantees by the Borrower of obligations of its subsidiaries under the Existing Synthetic Leases.

                  SECTION 7.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower or any subsidiary thereof existing on the date hereof and set forth on
         Schedule 7.02 (including, to the extent any such Lien is the result of a lease, any extensions, renewals or replacements of such lease, provided that the annual lease payment under any such extension, renewal or replacement shall be no less than the fair market rental value of the leased property as of the date of such extension, renewal or replacement), provided that such Liens shall secure only those obligations that they secure on the date hereof;

                  (b) in the case of any Guarantor, any Lien existing on any property or asset prior to the acquisition thereof (by merger, consolidation, asset purchase or otherwise) by such Guarantor (including pursuant to a Permitted Business Acquisition) or existing at the time such Guarantor becomes a subsidiary of the Borrower pursuant to a Permitted Business Acquisition (including any such Lien securing Indebtedness permitted under clause (n) of Section 7.01, but excluding any such Lien securing any other Indebtedness), provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of such Guarantor (except for property in the nature of improvements to property already subject to such Lien), including any accounts receivable or inventory acquired or created after the date of such acquisition, and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any property, (B) materially reduce the fair market value of such property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning (or leasing) such property;

                  (c) Liens for taxes, assessments or governmental charges not yet due and payable (or due and payable but not yet delinquent) or which are being contested in compliance with Section 6.03 or Section 6.12;

                  (d) in the case of the Guarantors, carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 6.03;

                  (e) in the case of the Guarantors, pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (f) in the case of the Guarantors, pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness) leases, statutory obligations surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) in the case of the Borrower and the Guarantors, pledges and deposits to secure Indebtedness permitted under Section 7.01(e);

                  (g) in the case of the Guarantors, zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances that do not materially impair the current use or the value of the property subject thereto;

                  (h) in the case of the Guarantors, purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed), provided that
         (i) such security interests secure Indebtedness permitted by Section 7.01(c), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 75% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any Mortgaged Property or any other property or assets;

                  (i) Liens incurred in connection with Capital Lease Obligations permitted by Section 7.01(d), provided that such Liens do not extend to any other property or assets of such Person;

                  (j) any Lien created under the Loan Documents;

                  (k) the lease or sublease of retail space, office space or space for truck weigh stations at any TravelCenter so long as (i) in the case of retail or office space either (A) the term of the lease or sublease does not exceed three years or (B) such lease or sublease does not result in the lease or sublease of real property of the Borrower or any of its subsidiaries in excess of 3,000 square feet at any one location to any one lessee or (ii) in the case of space leased or subleased for truck weigh stations, such lease or sublease does not result in the lease or sublease of real property of the Borrower or any of its Subsidiaries in excess of 8,000 square feet at any one location to any one lessee;

                  (l) the lease or sublease of retail space and office space at any

         TravelCenter other than as described in clause (k) above, provided that
         (i) the lease with respect thereto shall (A) contain provisions consistent with and not in conflict with any term, condition, covenant or agreement contained in any Loan Document, (B) require the lessee to deliver estoppel certificates to the Collateral Agent in compliance with clause (iii) below, (C) provide that such lease is subject and subordinate in all respects to the applicable Mortgage and (D) constitute an "operating lease" (and not a financing lease) for all purposes, (ii) in each case, the Borrower shall have delivered to the Collateral Agent, reasonably in advance of the execution and delivery thereof, copies of such lease and all other agreements to be entered into by the Borrower or any of its subsidiaries in connection therewith, (iii) the Borrower shall have delivered to the Collateral Agent within 30 days of a request therefor by the Collateral Agent, an estoppel certificate of any lessee in form and substance satisfactory to the Collateral Agent, (iv) in each case, the Borrower shall, at its expense, take such action as shall be necessary or as shall be reasonably requested by the Collateral Agent to assign to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in its rights under such lease and other agreements,
         (v) after giving effect to the entering into of such lease, no Default or Event of Default shall have occurred and be continuing, (vi) promptly after execution of such lease, an executed copy of such lease and a certificate of an officer of the Borrower certifying that such lease complies with the provisions of this Section 7.02(l) shall be delivered to the Administrative Agent and (vii) the lease or sublease of such space: (A) shall not result in the representations and warranties contained in the related Mortgage or in this Agreement to be untrue, (B) shall not result in any material adverse effect on the value or operations of the related Mortgaged Property as a TravelCenter, (C) shall have no effect on the Collateral Agent's Lien on the remaining Land under the related Mortgage, (D) shall not restrict ingress and egress to, the operation of or in any way interfere with the business currently conducted on the Mortgaged Property and (E) shall be done and conducted, as applicable, in all material respects in accordance with all laws, rules, regulations or statutes (including any zoning, building, Environmental and Safety Laws, ordinances, codes or approvals or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property;

                  (m) judgment liens in respect of judgments that do not otherwise constitute an Event of Default;

                  (n) Liens on any Excepted Property securing any Indebtedness of a Guarantor issued to a Franchisee to finance the payment by such Guarantor to such Franchisee of consideration in connection with the termination of such Franchisee's lease of such Excepted Property; provided that (i) the aggregate principal amount of all Indebtedness secured by Liens described in this paragraph (n) shall not exceed $5,000,000 at anytime outstanding and (ii) all Indebtedness secured by Liens described in this paragraph (n) must be permitted by Section 7.01(l); and

                  (o) Liens on Excepted Properties securing contingent obligations of any Guarantor to repay to any supplier amounts advanced by such supplier to such Guarantor pursuant to any arrangement providing for (i) advances by such supplier to such Guarantor to improve TravelCenters owned by such Guarantor, (ii) long-term commercial arrangements between such Guarantor and such supplier for a specified period and (iii) a contingent obligation by such Guarantor to repay to such supplier all or any portion of such amounts so advanced by such supplier to such Guarantor if such Guarantor defaults on, or terminates prior to the expiration of, its obligations in respect of such commercial arrangements; provided that, to the extent that any such contingent obligations constitute Indebtedness, such Indebtedness must be permitted by Section 7.01(l).

                  SECTION 7.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell, lease or transfer any property, real or personal, used or useful in the business of the Borrower or its subsidiaries, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, leased or transferred (any such transaction, a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction with respect to property acquired by the Borrower or any subsidiary thereof following the Closing Date, if such Sale and Lease-Back Transaction (i) involves a sale by the Borrower or any subsidiary thereof for consideration equal to at least the then-current fair market value of such property and (ii) results in a Capital Lease Obligation or an operating lease permitted by Section 7.11, in either case entered into to finance a Capital Expenditure permitted by Section 7.13 consisting of (A) the initial acquisition by the Borrower or such subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction or (B) the development of a TravelCenter on such property.

                  SECTION 7.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

                  (a) in the case of the Borrower, investments by the Borrower in the capital stock of, and loans to, the Guarantors and in promissory notes described in Section 7.04(e);

                  (b) Permitted Investments;

                  (c) in the case of the Guarantors, pledges and deposits permitted under subsection (f) of Section 7.02;

                  (d) in the case of the Guarantors, loans or advances to employees in the ordinary course of business in an aggregate amount outstanding to any single employee at any time not in excess of $50,000 (or, if and to the extent such loans or advances shall be used by such employees solely for relocation expenses, $150,000 and in an aggregate amount outstanding for all employees at any time not in excess of $1,500,000 (which loans and advances shall not be forgiven);

                  (e) in the case of the Borrower, investments by the Borrower in the capital stock of, and loans to, TAFSI that are consistent with the limitations on the business of TAFSI set forth in Section 7.08;

                  (f) in the case of the Borrower and the Guarantors, investments constituting the purchase price of Permitted Business Acquisitions; provided that (i) the consideration for each Permitted Business Acquisition shall consist solely of cash (including cash proceeds of any Subordinated Acquisition Financing), shares of common stock of the Borrower, Indebtedness referred to in clause (n) of
         Section 7.01 or a combination thereof, (ii) the sum of all cash consideration in respect of Permitted Business Acquisitions (excluding cash consideration paid from the proceeds of any Subordinated Acquisition Financing and excluding cash consideration received as proceeds of the issuance by the Borrower of additional shares of its common stock on or within 30 days prior to the date of such Permitted Business Acquisition for the purpose of financing such Permitted Business Acquisition) plus the aggregate principal amount of all Indebtedness referred to in clause (n) of Section 7.01 that results from Permitted Business Acquisitions, shall not exceed, during any fiscal year of the Borrower, $55,000,000 in the aggregate, provided that during any fiscal year such $55,000,000 permitted amount may be increased by an amount (not exceeding $20,000,000) equal to the unused amount of Capital Expenditures permitted in such fiscal year pursuant to Section 7.13, (iii) the Borrower's investments (as opposed to a Guarantor's investments) permitted pursuant to this Section 7.04(f) shall be limited to investments in capital stock of, and other equity ownership interests in, the acquired entities and shall not include any operating assets and (iv) at the time of, and after giving effect to the consummation of (including payment of all consideration in respect of), each Permitted Business Acquisition, the aggregate amount of the Revolving Credit Commitments shall exceed the sum of the outstanding principal amount of Revolving Loans and Swingline Loans plus the aggregate LC Exposure by at least $20,000,000;

                  (g) in the case of the Borrower, Rate Protection Agreements;

                  (h) investments not otherwise permitted by this Section 7.04, including without limitation, in the case of the Guarantors, investments in any joint venture (any such joint venture, a "Permitted Joint Venture") and Foreign Subsidiaries, so long as the amount of all such investments does not exceed $20,000,000 in the aggregate at any time outstanding and none of such investments is prohibited by the Subordinated Note Documents or any Subordinated Note Refinancing Documents or Subordinated Acquisition Financing Documents (except to the extent waived or consented to by holders of the Subordinated Notes or Subordinated Note Refinancing Indebtedness or Subordinated Acquisition Financing in accordance with the Subordinated Notes Documents or such Subordinated Note Refinancing Documents or Subordinated Acquisition Financing Documents);

                  (i) in the case of the Guarantors and TAFSI, intercompany loans and advances to TAFSI and the Guarantors to the extent permitted under subsections (i), (j) and (m) of Section 7.01;

                  (j) in the case of any Guarantor, promissory notes evidencing loans made by such Guarantor to members of such Guarantor's management or to the Sponsor to enable them to purchase shares of the Borrower's common stock; provided that (i) the amount loaned to any single member of management or to the Sponsor shall not exceed 50% of the aggregate purchase price of the shares so purchased by such member or the Sponsor, as applicable, with the proceeds of such loan, (ii) all the shares so purchased with the proceeds of any such loan shall be retained by the applicable Guarantor for the benefit of the Secured Parties until such loan has been repaid, (iii) the aggregate amount of all such loans outstanding at any time shall not exceed $2,500,000,
         (iv) such loans shall not be forgiven, (v) any such shares purchased by the Sponsor with the proceeds of any such loan shall be resold to members of the Borrower's management as soon as such resale may be consummated in accordance with applicable State and Federal securities laws and (vi) any member of management who purchases shares pursuant to the preceding clause (v) shall assume all obligations in respect of the loans the proceeds of which were used by the Sponsor to purchase such shares;

                  (k) investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers, in each case in the ordinary course of business; and

                  (l) investments existing on the date hereof, and set forth on
         Schedule 7.04(l).

                  SECTION 7.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets (whether now owned or hereafter acquired) or any capital stock of any Guarantor or TAFSI, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person; provided, however, that the foregoing shall not prohibit:

                  (a) sales of Permitted Investments for cash;

                  (b) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business (including, without limitation, the sale of surplus land at a TravelCenter) to the extent that the Borrower shall have complied with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event";

                  (c) sales of inventory in the ordinary course of business;

                  (d) sales, transfers and other dispositions of TravelCenters and the related assets for at least the then-current fair market value of such assets (other than any such sales, transfers and other dispositions permitted under
         Section 7.05(g)), with the related Net Cash Proceeds being applied in accordance with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event", if (i) the aggregate number of TravelCenters so sold, transferred or disposed of pursuant to this subsection (d) shall not exceed 15 since the Closing Date, (ii) the aggregate amount of Net Cash Proceeds received by the Borrower in respect of such sales, transfers and dispositions shall not exceed $50,000,000 since the Closing Date, (iii) the consideration received in any such transaction shall consist of immediately available funds in an amount equal to at least 75% of the then-current fair market value of the applicable asset(s) (with any instrument evidencing consideration other than immediately available funds being pledged to the Collateral Agent as Collateral pursuant to the Pledge Agreement), (iv) no Default or Event of Default shall have occurred and be continuing and no such event shall occur as the result of such proposed transaction and (v) prior to any such proposed transaction, the Administrative Agent and the Collateral Agent shall have received a certificate of a Financial Officer of the Borrower describing the proposed transaction (including the consideration to be received) and certifying as to the compliance with the foregoing provisions on a prospective basis;

                  (e) licenses or sublicenses by the Borrower, any Guarantor or TAFSI to the Borrower, any Guarantor or TAFSI or to Franchisees, if any, of the trademarks and servicemarks owned by the Borrower, such Guarantor or TAFSI;

                  (f) sales, transfers and other dispositions of any portion of a Mortgaged Property in connection with the development of such property as permitted in, and in accordance with, the provisions of
         Section 9 of the Guarantee Agreement;

                  (g) sales, transfers and other dispositions of the parcels of real estate listed on Schedule 7.05(g) (which Schedule may be amended by the Borrower from time to time to substitute another parcel of real estate for any parcel of real estate that is then listed on such Schedule and has not been sold, transferred or otherwise disposed of on or prior to the date of such substitution) and the related TravelCenter assets, with the related Net Cash Proceeds being applied in accordance with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event";

                  (h) in the case of the Guarantors, (i) mergers and acquisitions constituting Permitted Business Acquisitions that comply with Section 7.04(f), (ii) acquisitions of equity interests pursuant to Permitted Joint Ventures in compliance with Section 7.04(h) and (iii) the merger of one such Guarantor with and into another such Guarantor (provided that (A) the Borrower provides the Administrative Agent and the Collateral Agent with at least five Business Days' prior notice,
         (B) the Borrower complies with all of its obligations under Section
         6.10 and (C) immediately after giving effect thereto no Default or Event of Default shall have occurred or be continuing or would result therefrom);

                  (i) leases permitted by Section 7.08;

                  (j) sales, leases or other transfers of assets in connection with Sale and Lease-Back Transactions permitted by Section 7.03;

                  (k) in the case of any Guarantor or TAFSI, any sale, transfer or other disposition of any asset to TAFSI or another Guarantor, as the case may be, provided that the aggregate fair market value of all assets transferred to TAFSI by the Guarantors does not exceed $3,000,000; or

                  (l) the Existing Synthetic Leases.


                  SECTION 7.06. Dividends and Distributions. (a) Declare or pay directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) each of the Guarantors and TAFSI may declare and pay dividends or make other distributions to the Borrower or another Guarantor, (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may declare and pay dividends or make other distributions to repurchase or redeem Common Stock of the Borrower from officers, directors or employees of the Borrower who are no longer employed by the Borrower, so long as the aggregate amount of such dividends or other distributions paid during any fiscal year shall not exceed the sum of (A) $3,000,000, provided that such $3,000,000 permitted amount shall be increased with respect to any fiscal year ending after January 1, 2001, by the amount of unused permitted dividends or other distributions under this clause for the immediately preceding fiscal year (each such amount, a "Carry-Forward Amount") (it being understood and agreed that (x) no Carry-Forward Amount may be carried forward beyond the first two fiscal years immediately following the fiscal year in which it arose and (y) any dividends or other distributions made under this clause in any fiscal year shall be deemed made, first, in respect of any Carry-Forward Amount from the earlier of the two immediately preceding fiscal years, second, in respect of any Carry-Forward Amount from the more recent immediately preceding fiscal year and, third, in respect of the amount permitted to be made in such fiscal year (without giving effect to any Carry-Forward Amount)), plus (B) the proceeds of any resale of such Common Stock or common stock, as the case may be, to other or new employees, directors or officers of the Borrower made prior to or within 180 days after such repurchases or redemptions and (iii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may redeem in whole or in part any capital stock of the Borrower by issuing, in consideration for such redemption, any other class of capital stock of the Borrower or rights to acquire such capital stock; provided that any capital stock so issued or to be issued shall not provide for any amortization, sinking fund payment, mandatory cash dividends or redemptions, or any right on the part of the holder to require redemption, repurchase or repayment thereof, in each case prior to the date that is six months after the Term Loan Maturity Date, and shall not have terms, taken as a whole, materially disadvantageous to the Lenders.

                  (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower other than any (A) consensual encumbrances or restrictions incurred as a result of the Subordinated
Note Indenture and (B) consensual encumbrances or restrictions that are incurred in connection with any Subordinated Note Refinancing Indebtedness, provided that such encumbrances or restrictions are no more onerous than the encumbrances and restrictions described in clause (A) above.

                  SECTION 7.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower, TAFSI and each Guarantor may engage in any of the foregoing transactions at prices and on terms and conditions no less favorable to the Borrower, TAFSI or such Guarantor, as the case may be, than could be obtained on an arm's-length basis from unrelated third parties; provided that the foregoing provisions shall not restrict (a) any transaction listed on
Schedule 7.07, (b) any transaction with an Affiliate expressly permitted by this Agreement (including transactions expressly permitted by Section 7.02, 7.04,
7.05 or 7.06) or (c) the payment of annual management, consulting, monitoring and advisory fees to the Original Control Group in an aggregate amount in any fiscal year not to exceed $1,000,000.

                  SECTION 7.08. Business of Borrower, the Guarantors and TAFSI.
(a) In the case of the Borrower, engage at any time in any business or business activity other than (A) the ownership of all the outstanding capital stock of one of more Guarantors and of TAFSI, together with the activities directly related thereto, (B) the exercise of its rights and the performance of its obligations under or contemplated by the Transaction Documents and (C) actions required by law to maintain its status as a corporation.

                  (b) In the case of each Guarantor, (i) engage in any activities other than the business conducted by TA and National on the Closing Date and business activities reasonably incidental thereto (including the operation of restaurants) or (ii) lease any TravelCenter to a third-party operator, or engage any third-party operator to operate any TravelCenter, or otherwise cease to conduct directly the operation of any TravelCenter (other than in connection with any sale, lease or other transfer of such TravelCenter in accordance with Section 7.05); provided, however, that (A) the foregoing clause (ii) shall not be construed to prohibit existing leases set forth on
Schedule 7.08 (and any extensions, renewals or replacements of such leases) and
(B) the Guarantors may lease up to five additional TravelCenters in the aggregate to third-party operators.

                  (c) In the case of TAFSI, (i) engage in any activities other than the franchising of TravelCenters and activities incidental thereto in accordance with its past practice, (ii) own or acquire any material assets (other than assets under the Franchise Agreements), (iii) incur any material liabilities (other than liabilities under the Transaction Documents and Franchise Agreements) or (iv) have any subsidiaries.

                  SECTION 7.09. Limitations on Debt Prepayments. (a) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Indebtedness for borrowed money (including, in the case of the Borrower, the Subordinated Notes, the 10 1/4% Subordinated Notes, any Subordinated Note Refinancing Indebtedness and any Subordinated Acquisition Financing); provided, however, that the foregoing shall not prevent the Borrower from (i) making any payment pursuant to Section 2.12 or 2.13, (ii) repurchasing 10 1/4% Subordinated Notes pursuant to the Debt Tender Offer, (iii) refinancing the Subordinated Notes (or any Subordinated Note Refinancing Indebtedness) pursuant to, and in accordance with, the provisions of Section 7.01(h) (provided that, from and after any such refinancing, this Section 7.09 shall apply to the Indebtedness incurred in connection with such refinancing), (iv) prepaying or otherwise refinancing any Indebtedness permitted pursuant to clauses (i), (j) or (m) of
Section 7.01 or (v) prepaying the Santa Nella Note.

                  (b) Permit any amendment or modification to the terms of any Subordinated Note Document, 10 1/4% Subordinated Note Document, Subordinated Note Refinancing Document or Subordinated Acquisition Financing Document if the effect of such amendment or modification is to impose additional or increased scheduled or mandatory repayment, retirement, repurchase or redemption obligations in respect of such Indebtedness or to require any scheduled or mandatory payment to be made in respect of the Subordinated Notes, the 10 1/4% Subordinated Notes, any Subordinated Note Refinancing Indebtedness and any Subordinated Acquisition Financing, as the case may be, prior to the date that such payment would otherwise be due.

                  SECTION 7.10. Amendment of Certain Documents. Permit any termination of, or any amendment or modification that in the reasonable judgment of the Administrative Agent is adverse in any material respect to the Lenders to, (a) the Certificate of Incorporation (or Certificate of Formation) of the Borrower, TAFSI or any Guarantor, (b) if applicable, the By-laws of the Borrower, TAFSI or any Guarantor, (c) any Subordinated Note Document, (d) any
10 1/4% Subordinated Note Document, (e) any Subordinated Note Refinancing Document, (f) any Subordinated Acquisition Financing Document, (g) either Environmental Agreement and (h) the Merger Agreement or any related document thereto, without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, with respect to the Subordinated Note Documents, the 10 1/4% Subordinated Note Documents, any Subordinated Note Refinancing Document and any Subordinated Acquisition Financing Document, it is understood that (a) any increase in the interest, fees or other amounts payable in connection therewith, (b) any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein and (c) any amendment that renders the subordination provisions contained therein less favorable to the Lenders shall in each case require the consent of the Required Lenders.

                  SECTION 7.11. Limitation on Leases. Create or suffer to exist any obligations on the part of the Borrower or any of its subsidiaries for the payment of rents for any property under leases or agreements to lease, except, in the case of any Guarantor:

                  (a) leases (other than leases of real property) of such Guarantor (i) entered into in the ordinary course of business and in existence on the date hereof having annual lease payments of less than $250,000 and (ii) in existence on the date hereof and listed on
         Schedule 7.11(a) (and, in each case, any extensions, renewals or replacements of such leases, provided that the annual lease payment under any such extension, renewal or replacement shall be no greater than the fair market rental value of the leased property, as of the date of such extension, renewal or replacement for the term of such extension, renewal or replacement);

                  (b) operating leases entered into after the date hereof by such Guarantor as lessee (i) in the ordinary course of business in a manner and to an extent consistent with historical practices of the networks of TravelCenters operated by the Borrower's subsidiaries as of the date hereof and (ii) in connection with Sale and Lease-Back Transactions permitted by Section 7.03, provided that the aggregate annual lease payments under all leases described in this clause (b) shall not exceed $20,000,000;

                  (c) Capital Lease Obligations incurred by such Guarantor to finance the acquisition of equipment and other property, provided that
         (i) the aggregate of (A) the aggregate principal amount of all such Capital Lease Obligations and (B) any purchase money Indebtedness permitted pursuant to Section 7.01(c) shall not exceed $35,000,000 at any time outstanding, (ii) each Capital Lease Obligation at the time of its incurrence shall have an average life to maturity greater than the average life to maturity of the outstanding Term Loans, (iii) none of the related leases shall contain financial covenants and (iv) for purposes of Section 7.13, the amount of such aggregate annual rental payments shall be deemed to be Capital Expenditures in the year in which they are incurred;

                  (d) any fair market value leases entered into by TA in connection with the relocation of its offices;

                  (e) leases permitted pursuant to Section 7.03; and

                  (f) the Existing Synthetic Leases, provided that the aggregate lease payments paid by the Borrower and its subsidiaries under the Existing Synthetic Leases in any fiscal year shall not exceed $9,000,000.

                  SECTION 7.12. Subsidiaries. After giving effect to the Transactions, in the case of the Borrower, have any direct or indirect subsidiaries other than (a) TA, TA Travel, TA Licensing, TC Realty and TC Properties and TAFSI, (b) any other direct or indirect wholly owned subsidiary of the Borrower that is organized under the laws of a State within the United States and that becomes a Guarantor pursuant to Section 6.10, (c) any Permitted Joint Venture that is a direct or indirect subsidiary of the Borrower and (d) any Foreign Subsidiaries. Each of the Guarantors and TAFSI shall be and remain a wholly owned subsidiary of the Borrower, provided that any Guarantor may be merged into another Guarantor if such merger is permitted by Section 7.05(h)(iii).

                  SECTION 7.13. Capital Expenditures. In the case of the Borrower and its consolidated subsidiaries, permit Capital Expenditures during the period from the

Closing Date through December 31, 2000, to exceed $20,000,000, or during any fiscal year thereafter, to exceed $55,000,000; provided, however, that the amount of permitted Capital Expenditures in any fiscal year (other than the fiscal years ending December 31, 2000 and December 31, 2001) shall be (a) increased by (i) an amount equal to 50% of the excess of (A) consolidated EBITDA (as adjusted pursuant to the next succeeding sentence) for the immediately preceding fiscal year over (B) $115,000,000 and (ii) the lesser of (A) 25% of the total amount of permitted Capital Expenditures for the immediately preceding fiscal year (including amounts permitted as a result of the application of clause (i) but excluding any unused Capital Expenditures carried forward to such preceding year) and (B) the total amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (excluding any unused Capital Expenditures carried forward to such preceding year) and (b) decreased by the amount by which permitted consideration for Permitted Business Acquisitions is increased for such fiscal year as contemplated by the proviso to clause (ii) of Section 7.04(f). For purposes of determining EBITDA under clause
(a)(i)(A) above, there shall be included in the determination of EBITDA for the relevant preceding fiscal year, the EBITDA attributable to any Permitted Business Acquisition during the then current fiscal year, calculated on a pro forma basis as if such Permitted Business Acquisition had occurred on the first day of such preceding fiscal year (including giving effect to pro forma adjustments allowed under Regulation S-X of the Securities Act of 1933, as amended, provided that the pro forma calculations shall not give effect to such adjustments unless the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower stating (a) the amount of such adjustments and (b) that such adjustments are consistent with Regulation S-X of the Securities Act of 1933, as amended, based on the reasonable good faith belief of the Financial Officer executing such certificate at the time of such execution). Notwithstanding the foregoing, the aggregate amount of Capital Expenditures permitted in any fiscal year shall not exceed $65,000,000 or, for any fiscal year ending on or after December 31, 2003, $85,000,000.

                  SECTION 7.14. Interest Expense Coverage Ratios. Permit the Interest Expense Coverage Ratio for any fiscal quarter ending on a date set forth below to be less than the ratio set forth opposite such date:


Fiscal Quarter:                                              Ratio:
--------------                                               -----
March 31, 2001 to December 30, 2001                          1.50 to 1.00
December 31, 2001 to December 30, 2002                       1.60 to 1.00
December 31, 2002 to December 30, 2003                       1.80 to 1.00
December 31, 2003 to December 30, 2004                       2.00 to 1.00
December 31, 2004 to December 30, 2005                       2.25 to 1.00
December 31, 2005 to December 30, 2006                       2.50 to 1.00
December 31, 2006 and thereafter                             3.00 to 1.00

                  SECTION 7.15. Leverage Ratio. Permit the Leverage Ratio on any date during any fiscal quarter ending on the last day of or during any period indicated below to be in excess of the ratio set forth opposite such period:


From and Including:                  To and Including:                                Ratio:
------------------                   ----------------                                 -----
March 31, 2001                       December 30, 2001                                5.50 to 1.00
December 31, 2001                    December 30, 2002                                5.25 to 1.00
December 31, 2002                    December 30, 2003                                4.65 to 1.00

December 31, 2003                    December 30, 2004                                4.15 to 1.00
December 31, 2004                    December 30, 2005                                3.65 to 1.00
December 31, 2005                    December 30, 2006                                3.00 to 1.00
December 31, 2006                    and thereafter                                   2.50 to 1.00

                  SECTION 7.16. Synthetic Repurchases. The Borrower will not, and will not permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest, the payments required to be made by the Borrower or its subsidiaries are limited to amounts permitted to be paid under Section 7.06(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by the Borrower or its Subsidiaries thereunder are limited to the amount permitted under Section 7.09(a) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of the Borrower and the subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Administrative Agent.

                  SECTION 7.17. Designated Indebtedness. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any Subsidiary to, designate any Indebtedness other than Indebtedness created under the Loan Documents as Designated Senior Indebtedness for purposes of the Subordinated Note Indenture (or as Designated Senior Indebtedness, or any similar designation having substantially the same effect, under the 10 1/4% Subordinated Note Indenture, any Subordinated Acquisition Financing Documents or any Subordinated Note Refinancing Documents).

                                  ARTICLE VIII

                                Events of Default

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in any Loan Document or any amendment or modification thereof or waiver thereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or Swingline Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or Swingline Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in
         Section 6.01 (with respect to the existence of the Borrower), 6.05 or
         6.08 of this Agreement, or in Section 8 or 9 of the Guarantee Agreement or in Article VII;

                  (e) default shall be made in the due observance or performance by the Borrower, any Guarantor or TAFSI of any covenant, condition or agreement contained in any Loan Document (other than those defaults specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) the Borrower or any of its subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of
         (A) any Indebtedness in a principal amount in excess of $5,000,000 or
         (B) Indebtedness under the Santa Nella Note, in each case when and as the same shall become due and payable (after giving effect to any applicable grace period) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (after giving effect to any applicable grace period) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
         (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its subsidiaries or for a substantial part of the property or assets of the Borrower or any of its subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of its subsidiaries and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its subsidiaries or for a substantial part of the property or assets of the Borrower or any of its subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance) shall be rendered against the Borrower, TAFSI or any Guarantor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, TAFSI or any Guarantor to enforce any such judgment;

                  (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower, TAFSI, any Guarantor or any ERISA Affiliate to the PBGC or to a Plan in an aggregate amount that could reasonably be expected to have a Material Adverse Effect and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 6.06(b)(iii), the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have reasonably determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof the liability is reasonably expected to have a Material Adverse Effect;

                  (k) (i) the Borrower, any Guarantor, TAFSI or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower, such Guarantor, TAFSI or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) is in an amount that would reasonably be expected to have a Material Adverse Effect and the Required Lenders have reasonably determined that the Borrower, such Guarantor, TAFSI or such ERISA Affiliate will not be able to make the payments required in connection with such Withdrawal Liability or (B) any payment due as a result of such liability remains unpaid 30 days after such payment is due;

                  (l) the Borrower, any Guarantor, TAFSI or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer

         Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower, each Guarantor, TAFSI and each ERISA Affiliate to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $5,000,000 and the Required Lenders have reasonably determined that the Borrower, such Guarantor, Holdings, TAFSI or such ERISA Affiliate will not be able to make the payments required in connection with such contribution;

                  (m) there shall have occurred a Change in Control;

                  (n) any material security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower, any Guarantor or TAFSI not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement (except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy);

                  (o) any Loan Document shall not be for any reason or shall be asserted by the Borrower, any Guarantor or TAFSI not to be in full force and effect and enforceable in all material respects in accordance with its terms; or

                  (p) the Obligations and the Guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute, or shall be asserted by the Borrower or any Guarantor not to constitute, senior indebtedness under the subordination provisions of the Subordinated Note Documents or the 10 1/4% Subordinated Note Documents (or the provisions of the Subordinated Note Refinancing Indebtedness) or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to the Borrower or any of its subsidiaries described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may and, at the request of the Required Lenders, shall by notice to the Borrower, take any of or all the following actions, at the same or different times: (i) terminate forthwith the Commitments and the LC Commitment, (ii) declare the Loans and the Swingline Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the Swingline Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require cash collateral as contemplated by Section 3.06 and (iv) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to the Borrower or any of its subsidiaries described in paragraph (g) or (h) above, the Commitments and the LC Commitment shall automatically terminate and the principal of the Loans and the Swingline Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                   ARTICLE IX

                            The Administrative Agent

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent (which term for purposes of this Article shall be deemed to refer to the Administrative Agent and the Collateral Agent) on behalf of the Fronting Bank, the Swingline Lenders and the Lenders. Each of the Lenders, and each subsequent holder of any Loan by its acceptance thereof, the Fronting Bank and the Swingline Lenders hereby irrevocably authorize the Administrative Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, the Fronting Bank and the Swingline Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders, the Fronting Bank and the Swingline Lenders all payments of principal of and interest on the Loans, the Swingline Loans and LC Disbursements and all other amounts due to the Lenders, the Fronting Bank and the Swingline Lenders hereunder, and promptly to distribute to each Lender, the Fronting Bank and each Swingline Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to promptly distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrower and the Guarantors pursuant to this Agreement as received by the Administrative Agent (including notices of an occurrence of any Event of Default).

                  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower, TAFSI or any

Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders or the Fronting Bank or the Swingline Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Fronting Bank. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower, any Guarantor or TAFSI on account of the failure of or delay in performance or breach by any Lender, the Fronting Bank or any Swingline Lender of any of its obligations hereunder or to any Lender or to the Fronting Bank or to any Swingline Lender on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Borrower, TAFSI or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in food faith by it in accordance with the advice of such counsel.

                  The Lenders, the Fronting Bank and the Swingline Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Fronting Bank, the Swingline Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Sections 6.12(d) and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder the Administrative Agent, in its individual capacity and not as Administrative Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the

Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Guarantor, TAFSI or any Affiliate thereof as if the Administrative Agent were not the Administrative Agent.

                  Each Lender, the Fronting Bank, and each Swingline Lender agree (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its unused Commitments at such time, the Loans and Swingline Loans owing to it at such time and its share of the LC Exposure at such time) of any expenses incurred for the benefit of the Lenders, the Fronting Bank and the Swingline Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, the Fronting Bank and the Swingline Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender, the Fronting Bank and each Swingline Lender acknowledge that they have, independently and without reliance upon the Administrative Agent, any other Lender, the Fronting Bank or any Swingline Lender and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Agreement. Each Lender, the Fronting Bank and each Swingline Lender also acknowledge that they will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  The Lender identified on the facing page of, or elsewhere in, this Agreement or in any other Loan Document as "Documentation Agent", shall not have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents other than those applicable to all of the Lenders as such. Without limiting the foregoing, the Lender so identified shall not have or be deemed to have, any fiduciary relationship with any Lender.

                  The provisions in this Article X shall apply, mutatis mutandis, to the Syndication Agent hereunder.

                                    ARTICLE X

                                  Miscellaneous

                  SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                  (a) If to the Borrower, TAFSI or any Guarantor, at 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145-5634, Attention of Edwin P. Kuhn, President and CEO (Telecopy No. (440) 808-3301); with a copy to Oak Hill Capital Management, Inc., 65 East 55th Street, 32nd Floor, New York, NY 10022, Attention of Rowan G.P. Taylor (Telecopy No.
         (212) 754-5685); with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attention of James Cross, Esq. (Telecopy No. (212) 455-2502).

                  (b) If to the Administrative Agent, the Collateral Agent or the Fronting Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Maggie Swales (Telecopy No. (212) 552-5662), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of William Caggiano (Telecopy No. (212) 270-1848);

                  (c) If to the Syndication Agent, to Credit Suisse First Boston at 11 Madison Avenue, 10th Floor, New York, New York 10010, Attention of Bill O'Daly (Telecopy No. (212) 743-2254); and

                  (d) If to a Lender, at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

                  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. The Administrative Agent shall deliver a copy of each Administrative Questionnaire received by it to the Borrower.

                  SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower, each Guarantor and TAFSI herein and/or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Fronting Bank and the Swingline Lenders and shall survive the making by the Lenders of the Loans, the making by the Swingline Lenders of the Swingline Loans and the issuance of Letters of Credit by the Fronting Bank regardless of any investigation made by the Lenders, the Fronting Bank and the

Swingline Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Swingline Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments and the LC Commitment have not been terminated.

                  SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agents, the Fronting Bank and the Swingline Lenders and when the Administrative Agent shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, the Fronting Bank, each Swingline Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Fronting Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Fronting Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Fronting Bank, the Swingline Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender, a Lender Affiliate of any Lender or any Federal Reserve Bank, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of any LC Exposure or outstanding Swingline Loans, the Fronting Bank and the Swingline Lenders) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, a Lender Affiliate of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in the case of assignments of Term Loans and Term Loan Commitments, and $5,000,000 otherwise, unless each of the Borrower and the Administrative Agent otherwise consent,
(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Article VIII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 6.12(d) and
10.05 and, with respect only to liabilities of the Borrower thereunder to such Lender that have accrued or otherwise arise by reason of circumstances or events prior to the assignment of its rights and obligations hereunder, Sections 2.14,
2.16 and 2.20, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

                  Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This paragraph may not be amended without the written consent of the SPC.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and LC Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, any Guarantor or TAFSI or the performance or observance by the Borrower, any Guarantor or TAFSI of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonable incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Fronting Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment pursuant to this Section 10.04 shall be effective unless and until it has been recorded in the Register as provided in this paragraph.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and the written consent of the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders, the Fronting Bank and the Swingline Lender.

                  (f) Each Lender may without the consent of the Borrower, any Agent, the Fronting Bank or any Swingline Lender, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders, provided that the Borrower shall not be required to reimburse the participating lenders or other entities pursuant to
Section 2.14, 2.16 or 2.20 in an amount that exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrower, the Agents, the Fronting Bank, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Fees payable hereunder with respect to Loans or Commitments in which the participating bank or other entity has purchased a participation, (B) any change in the amount of principal of, or decrease in the rate at which interest is payable, on the Loans in which the participating bank or other entity has purchased a participation,
(C) any extension of the dates fixed for scheduled payments of principal of or interest or for final maturity on the Loans in which the participating bank or other entity has purchased a participation, (D) any increase in the Commitments in which the participating bank or other entity has purchased a participation or
(E) any release of all or substantially all the Collateral or Guarantees of the Obligations).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower, each Guarantor and TAFSI furnished to such Lender by or on behalf of the Borrower, any Guarantor or TAFSI, provided that, prior to any such disclosure of information designated by the Borrower, any Guarantor or TAFSI as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 10.16.

                  (h) In the event that Standard & Poor's, Moody's, and Thompson's BankWatch shall, after the date that any Lender becomes a Revolving Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be BBB+ or lower, Baa1 or lower and BBB+ or lower, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without representation, warranty or recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Fronting Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  (i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of each Agent, the Fronting Bank, the Swingline Lender and each Lender. Except as provided in
Section 3.09 and Section 2.21, respectively, neither the Fronting Bank nor the Swingline Lender may assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Borrower and Administrative Agent.

                  SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all out- of-pocket expenses incurred by any Agent, the Fronting Bank, the Swingline Lenders and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent, the Fronting Bank, the Swingline Lenders, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, other charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents, the Collateral Agent, and the Fronting Bank and of local counsel, and, in connection with any such enforcement or protection, the reasonable fees, other charges and disbursements of any other one firm outside counsel for the Lenders (taken as a group) in each jurisdiction in which the Lenders elect to engage counsel. The Borrower further agrees that it shall indemnify the Agents, the Fronting Bank, the Swingline Lenders, the Collateral Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery and/or recordation of this Agreement or any of the other Loan Documents.

                  (b) The Borrower agrees to indemnify each Agent, the Fronting Bank, the Swingline Lenders, the Collateral Agent and each Lender and each of their Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereby or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions, (ii) the use of the Letters of Credit or the proceeds of the Loans and the Swingline Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claim, damages, liabilities or related expenses result from actions or events taking place after any of such Indemnitees takes possession of the Mortgaged Property at issue by foreclosure or transfer in lieu of foreclosure or are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transaction, contemplated hereby, the repayment of any of the Loans or the Swingline Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, the Fronting Bank, the Collateral Agent, the Swingline Lenders or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document, the Transactions, any Loan, Swingline Loan or Letter of Credit or the use of the proceeds thereof.

                  SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have declared, or the Required Lenders shall have requested the Administrative Agent to declare, the Loans and the Swingline Loans immediately due and payable pursuant to Article VIII, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of such entity now, or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

                  SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.08. Waivers; Amendment. (a) No failure or delay on the part of any Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Fronting Bank, the Swingline Lender, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement, the Guarantee Agreement or any of the Security Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, or, in the case of the Guarantee Agreement, or any of the Security Documents, pursuant to an agreement or agreements in writing entered into by the Borrower, the Collateral Agent (and any of the Guarantors and TAFSI, if they are parties thereto) and consented to by the Required Lenders; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend the scheduled date of payment of, any principal of or interest on, any Loan, or forgive any such payment or any part thereof, or reduce the rate of interest on any Loan, without the prior written consent of each Lender adversely affected thereby, (ii) increase the Commitment or reduce or extend the date for payment of the fees payable to any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17, the provisions of this Section or the definition of the term "Required Lenders" without the prior written consent of each Lender, (iv) release all or substantially all of the Collateral under the Security Documents or release any Guarantor from its Guarantee under the Guarantee Agreement other than as expressly permitted hereunder or under such Security Documents or such Guarantee Agreement without the prior written consent of each Lender, (v) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (vi) release any Collateral from the Liens of the Security Documents, without the prior written consent of Lenders holding Loans, a share of the used LC Commitment and unused Commitments representing at least 662/3% of the aggregate of (A) the aggregate principal amount of the Loans and Swingline Loans at such time, (B) the LC Exposure at such time and (C) the aggregate unused Commitments at such time

(except as expressly provided in such Security Documents or the Credit Agreement) and (vii) amend, modify or waive any condition precedent set forth in
Section 5.01 with respect to the making of Revolving Loans, without the prior written consent of Revolving Lenders holding a majority in interest of the Revolving Credit Commitments, and provided further that (A) no such agreement shall amend, modify, or otherwise affect the rights or duties of any Agent, the Fronting Bank, or either Swingline Lender hereunder without the prior written consent of such Agent, the Fronting Bank or such Swingline Lender, as the case may be, and (B) this Section shall not be construed to require the consent of any Lender to the release of Liens on Excepted Properties as provided in Section
10.17. In furtherance of clause (vii) of this Section 10.08(b), (x) any amendment or modification to or waiver of Sections 7.13, 7.14 or 7.15 of this Agreement, or (y) any amendment or modification to or waiver of any provision of this Agreement or any other Loan Document at a time when any Default or Event of Default has occurred and is continuing, and that would have the effect of eliminating any such Default or Event of Default, shall not be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 5.01 to the making of any Revolving Loan have been satisfied unless the Revolving Lenders holding a majority in interest of the Revolving Credit Commitments shall have consented to such amendment, modification or waiver , provided that the foregoing shall not be construed to affect any amendment or modification to any provision of this Agreement or any other Loan Document (other than any amendment or modification to Sections 7.13, 7.14 or 7.15 of this Agreement) if no Default or Event of Default has occurred and is continuing at the time of such amendment or modification.

                  SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Swingline Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender or the Swingline Lender in accordance with applicable laws, the rate of interest payable to such Lender or the Swingline Lender, together with all Charges payable to such Lender or the Swingline Lender, shall be limited to the Maximum Rate.

                  SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents and the fee letters referred to in Section 2.05(c) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

                  SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

                  SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 10.15. Jurisdiction; Consent to Service of Process.
(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.16. Confidentiality. Each of the Agents, the Fronting Bank, the Swingline Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to any of its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority and upon giving the Borrower prior notice thereto to the extent reasonably practicable and not prohibited by applicable laws or regulations or by any judicial or administrative order, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to the Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender, (i) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to any Agent, the Fronting Bank, any Swingline Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, the term "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by any Agent, the Fronting Bank, the Swingline Lender or any Lender based on any of the foregoing) that are received from the Borrower and relate to the Borrower, any Guarantor or TAFSI, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, any Guarantor or TAFSI, other than any of the foregoing that were available to any Agent, the Fronting Bank, the Swingline Lender or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this Section 10.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement. Notwithstanding the foregoing, the parties hereto agree that the filing of any of the Loan Documents (to the extent necessary in the reasonable judgment of the Collateral Agent after consulting with the Borrower) to properly assure the validity or priority of the Collateral Agent's Lien under any Security Document or to the extent required by local counsel in order to render an opinion in form and substance reasonably satisfactory to the Collateral Agent in connection with such Lien will not result in a violation of the foregoing confidentiality provisions.

                  SECTION 10.17. Release of Excepted Properties. The Collateral Agent may, without the consent of any Lender, release the Lien of any Mortgage or the Security Agreement upon any Excepted Property; provided that the Collateral Agent shall have received a certificate from the Borrower, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that (a) the assets with respect to which the applicable Lien is to be released constitute an Excepted Property as provided herein and (b) no Default or Event of Default has occurred and is continuing.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    TRAVELCENTERS OF AMERICA, INC.,

                                       by /s/ James W. George
                                          --------------------------------------
                                          Name: James W. George
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Secretary


                                    THE CHASE MANHATTAN BANK,
                                    individually and as Administrative Agent,

                                       by /s/ D. Reid Morgan
                                          --------------------------------------
                                          Name: D. Reid Morgan
                                          Title: Managing Director


                                    CREDIT SUISSE FIRST BOSTON,
                                    individually and as Syndication Agent,

                                       by /s/ Bill O'Daly
                                          --------------------------------------
                                          Name: Bill O'Daly
                                          Title: Vice President

                                       by /s/ David L. Sawyer
                                          --------------------------------------
                                          Name: David L. Sawyer
                                          Title: Vice President


                                    FIRSTAR BANK, N.A., individually and as
                                    Documentation Agent,

                                       by /s/ Mark A. Whitson
                                          --------------------------------------
                                          Name: Mark A. Whitson
                                          Title: Vice President


                                    MANUFACTURERS AND TRADERS TRUST COMPANY,

                                       by /s/ Geoffrey R. Fenn
                                          --------------------------------------
                                          Name: Geoffrey R. Fenn
                                          Title: Vice President


                                    NATIONAL CITY BANK,

                                       by /s/ Chris D. Thornton
                                          --------------------------------------
                                          Name: Chris D. Thornton
                                          Title: Vice President


                                    THE HUNTINGTON NATIONAL BANK,

                                       by /s/ Timothy M. Ward
                                          --------------------------------------
                                          Name: Timothy M. Ward
                                          Title: Vice President


                                    NATEXIS BANQUE POPULAIRES,

                                       by /s/ Gary Kania
                                          --------------------------------------
                                          Name: Gary Kania
                                          Title: Vice President

                                       by /s/ Jordan Levy
                                          --------------------------------------
                                          Name: Jordan Levy
                                          Title: Associate


                                    FIRSTRUST BANK,

                                       by /s/ Kent D. Nelson
                                          --------------------------------------
                                          Name: Kent D. Nelson
                                          Title: Vice President and Manager


                                    FRANKLIN FLOATING RATE TRUST,

                                       by /s/ Richard D'Addario
                                          --------------------------------------
                                          Name: Richard D'Addario
                                          Title: Vice President


                                    GENERAL ELECTRIC CAPITAL CORPORATION,

                                       by /s/ William S. Richardson
                                          --------------------------------------
                                          Name: William S. Richardson
                                          Title: Duly Authorized Signatory


                                    MORGAN STANLEY DEAN WITTER PRIME INCOME
                                    TRUST,

                                       by /s/ Sheila A. Finnerty
                                          --------------------------------------
                                          Name: Sheila A. Finnerty
                                          Title: Senior Vice President


                                    THE TRAVELERS INSURANCE COMPANY,

                                       by /s/ Allen R. Cantrell
                                          --------------------------------------
                                          Name: Allen R. Cantrell
                                          Title: Investment Officer


                                    PINEHURST TRADING, INC.,

                                       by /s/ Kelly C. Walker
                                          --------------------------------------
                                          Name: Kelly C. Walker
                                          Title: Vice President


                                    KZH CRESCENT-3 LLC,

                                       by /s/ Kimberley Rowe
                                          --------------------------------------
                                          Name: Kimberley Rowe
                                          Title: Authorized Agent


                                    KZH RIVERSIDE LLC,

                                       by /s/ Susan Lee
                                          --------------------------------------
                                          Name: Susan Lee
                                          Title: Authorized Agent


                                    OLYMPIC FUNDING TRUST, SERIES 1999-1,

                                       by /s/ Kelly C. Walker
                                          --------------------------------------
                                          Name: Kelly C. Walker
                                          Title: Authorized Agent


                                    BOEING CAPITAL CORPORATION,

                                       by /s/ James C. Hammersmith
                                          --------------------------------------
                                          Name: James C. Hammersmith
                                          Title: Senior Documentation Officer


                                    KZH CRESCENT LLC,

                                       by /s/ Kimberley Rowe
                                          --------------------------------------
                                          Name: Kimberley Rowe
                                          Title: Authorized Agent

                                    TRAVELERS CORPORATE LOAN FUND,
                                    BY: Travelers Asset Management International
                                    Company, LLC,

                                       by /s/ Allen R. Cantrell
                                          --------------------------------------
                                          Name: Allen R. Cantrell
                                          Title: Investment Officer

                                    KZH STERLING LLC,

                                       by /s/ Kimberley Rowe
                                          --------------------------------------
                                          Name:  Kimberley Rowe
                                          Title: Authorized Agent

                                    NUVEEN FLOATING RATE FUND,
                                    BY: Nuveen Senior Loan Asset Management
                                    Inc.,

                                       by /s/ Todd Abramson
                                          --------------------------------------
                                          Name:  Todd Abramson
                                          Title: Vice President

                                    KZH CYPRESSTREE-1 LLC,

                                       by /s/ Susan Lee
                                          --------------------------------------
                                          Name:  Susan Lee
                                          Title: Authorized Agent

                                    PILGRIM PRIME RATE TRUST,
                                    By: ING Pilgrim Investments, Inc.
                                    as its investment manager,

                                       by /s/ Jason Groom
                                          --------------------------------------
                                          Name:  Jason Groom
                                          Title: Vice President

                                    PPM SPYGLASS FUNDING TRUST,

                                       by /s/ Kelly C. Walker
                                          --------------------------------------
                                          Name:  Kelly C. Walker
                                          Title: Authorized Agent


                                    KZH ING-3 LLC,

                                       by /s/ Susan Lee
                                          --------------------------------------
                                          Name: Susan Lee
                                          Title: Authorized Agent